===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A


          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                   BURLINGTON NORTHERN SANTA FE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:

                                                                     [BNSF LOGO]

NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
BURLINGTON NORTHERN SANTA FE CORPORATION

The sixth annual meeting of shareholders of Burlington Northern Santa Fe Corporation ("BNSF" or the "Company") will be held at 2:00 p.m. on Wednesday, April 18, 2001, at The Fort Worth Club, Horizon Room, 306 West 7th Street, Fort Worth, Texas for the following purposes:

  (1) to elect twelve directors;

  (2) to approve the Burlington Northern Santa Fe 1999 Stock Incentive Plan, as amended; and

  (3) to transact such other business as is properly brought before the meeting and at any adjournment or postponement of the meeting, including the shareholder proposal described in this proxy statement and those referred to in "Other Business," if they are presented at the meeting and are in order.

Shareholders of record at the close of business on February 23, 2001, are entitled to notice of the meeting and are entitled to vote at the meeting in person or by proxy. A list of these shareholders will be kept at the offices of the Company in Fort Worth, Texas for a period of ten days prior to the meeting. Only shareholders or their proxy holders may attend the meeting.

By order of the Board of Directors.

                                        /s/ Marsha K. Morgan
                                         Marsha K. Morgan
                                         Vice President-Investor
                                         Relations and Corporate
                                         Secretary
2650 Lou Menk Drive
Fort Worth, Texas 76131-2830
March 13, 2001

 YOUR VOTE IS IMPORTANT. Please mark, sign, and date your proxy card and return it promptly in the enclosed envelope, or vote by toll-free telephone as explained on the proxy card, whether or not you plan to attend the meeting.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT FOR 2001 ANNUAL MEETING OF SHAREHOLDERS ...................    1

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING............................    1

  Time and Place...........................................................    1

  Items to be Voted Upon...................................................    1

  Who May Vote.............................................................    1

  How to Vote..............................................................    1

  Changing Your Vote.......................................................    2

  Votes Required...........................................................    2

  Counting the Vote........................................................    2

  Dividend Reinvestment Plan...............................................    3

  Company 401(k) Savings Plans.............................................    3

  Annual Meeting Admission.................................................    3

  Proxy Solicitation.......................................................    4

  People with Disabilities.................................................    4

GOVERNANCE OF THE COMPANY..................................................    4

  Role of the Board........................................................    4

  Board Structure..........................................................    4

  2000 Board Meetings......................................................    4

  Board Committees.........................................................    5

  Directors' Compensation..................................................    6

  Directors' Retirement and Stock Plans....................................    6

  Retirement Policy........................................................    7

  Certain Relationships....................................................    7

STOCK OWNERSHIP IN THE COMPANY.............................................    8

  Certain Beneficial Owners................................................    8

  Ownership of Directors and Executive Officers............................    9

ELECTION OF DIRECTORS......................................................   11

  Annual Election..........................................................   11

  Nominees.................................................................   11

                                                                          PAGE
                                                                          ----
APPROVAL OF THE BURLINGTON NORTHERN SANTA FE 1999 STOCK INCENTIVE
 PLAN, AS AMENDED.................................................          14

COMPENSATION COMMITTEE REPORT ON 2000 EXECUTIVE COMPENSATION......          19

PERFORMANCE GRAPH.................................................          26

EXECUTIVE COMPENSATION............................................          27

  Summary Compensation Table......................................          27

  Stock Options Grants in 2000....................................          28

  Aggregated 2000 Stock Option Exercises and Year-End Option
   Values.........................................................          29

  Pension Plans...................................................          30

  Employment Contracts and Other Arrangements.....................          31

  Trust Agreements................................................          33

SHAREHOLDER PROPOSAL..............................................          34

ADDITIONAL INFORMATION............................................          36

  Independent Public Accountant...................................          36

  Audit Committee Report..........................................          36

  Section 16(a) Beneficial Ownership Reporting Compliance.........          37

  Advance Notice Procedures.......................................          37

  Other Business..................................................          38

  Your Vote is Important..........................................          39

BURLINGTON NORTHERN SANTA FE 1999 STOCK INCENTIVE PLAN, AS
 AMENDED..........................................................  Appendix I

AUDIT COMMITTEE CHARTER .......................................... Appendix II

Burlington Northern Santa Fe Corporation
2650 Lou Menk Drive
Fort Worth, Texas 76131-2830
                                                                     [BNSF LOGO]

--------------------------------------------------------------------------------

            PROXY STATEMENT FOR 2001 ANNUAL MEETING OF SHAREHOLDERS

--------------------------------------------------------------------------------

Your vote is very important. For this reason, the Board of Directors is requesting that you allow your common stock to be represented at the 2001 annual meeting of shareholders by the proxies named on the enclosed proxy card. We are first mailing this proxy statement and the form of proxy in connection with this request on or about March 13, 2001.

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

--------------------------------------------------------------------------------

Time and Place                 April 18, 2001           The Fort Worth Club
                               2:00 p.m., Central Time  Horizon Room
                                                        306 West 7th Street
                                                        Fort Worth, Texas

Items to be                    You will be voting on the following matters:
Voted Upon
                               . the election of twelve directors;

                               . the approval of the Burlington Northern Santa
                                 Fe 1999 Stock Incentive Plan, as amended; and

                               . such other business as is properly brought
                                 before the meeting and at any adjournment or postponement of the meeting, including the shareholder proposal described in this proxy statement and the proposals referred to in "Other Business," if these proposals are presented at the meeting and are in order.

Who May                        You are entitled to vote your common stock if
Vote                           our records show that you held your shares as
                               of the close of business on the record date, February 23, 2001. Each shareholder is entitled to one vote for each share of common stock held on that date, at which time we had 392,602,044 shares of common stock outstanding and entitled to vote. The Company's common stock is its only issued and outstanding class of stock. Shares held by the Company in its treasury are not voted.

How to                         You may vote in person at the meeting or by
Vote                           proxy. We recommend you vote by proxy even if
                               you plan to attend the meeting. You can always change your vote at the meeting. You may vote by proxy using one of the following methods:

                               Proxy Card: If you sign, date and return your signed proxy card before the annual meeting, we will vote your shares as you direct. You have three choices on each matter to be voted upon. For the election of directors, you may vote for (1) all of the nominees, (2) none of the nominees, or
                               (3) all of the nominees except those you designate. For each other item of business, you may vote "FOR" or "AGAINST" or you may "ABSTAIN" from voting.

                               If you return your signed proxy card but do not specify how you want to vote your shares, we will vote your shares:

                               . ""FOR'' the election of all nominees for
                                 director identified on pages 11 to 13;

                               . ""FOR'' approval of the Burlington Northern
                                 Santa Fe 1999 Stock Incentive Plan, as
                                 amended (Appendix I), described on pages 14 to 18;

                               . ""AGAINST'' the shareholder proposal included
                                 on page 34, if the proposal is presented at the meeting; and

                               . In our discretion as to other business that
                                 properly comes before the meeting or at any adjournment or postponement of the meeting.

                               Telephone Voting: If you elect to vote your proxy by telephone as described in the telephone voting instructions on the proxy card, we will vote your shares as you direct. Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card, as described above.

Changing Your Vote             You can revoke your proxy at any time before it
                               is voted at the annual meeting by:

                               . submitting a new proxy with a later date (i)
                                 by using the telephone voting procedures, or
                                 (ii) by signing and returning a proxy card to the Company;

                               . attending the annual meeting and voting in
                                 person; or

                               . sending written notice of revocation to our
                                 Corporate Secretary, Marsha K. Morgan.

Votes Required                 The nominees for election as directors at the
                               annual meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote. The twelve nominees having the greatest number of votes will be elected.
                               All other matters submitted to the shareholders including approval of the Burlington Northern
                               Santa Fe 1999 Stock Incentive Plan, as amended, and the shareholder proposals described in this proxy statement, if presented and in order, will require the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting.

Counting                       Quorum. A quorum of shareholders is necessary
the Vote                       to hold a valid meeting. The presence in person
                               or by proxy of at least a majority of the shares of Company common stock entitled to vote at the meeting is a quorum. Abstentions and broker "non-votes count as present for establishing a quorum. Shares held by the Company in its treasury do not count toward a quorum.

                               A broker "non-vote" occurs on an item when shares held by a broker are present or represented at the meeting but the broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given. If you have returned valid proxy instructions or vote in person, your common stock will be counted for the purpose of determining whether there is a quorum, even if you abstain from any matter introduced at the meeting.

                               Effect of Abstentions and Broker Non-
                               Votes. Abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not entitled to vote for purposes of determining whether shareholder approval of that matter has been obtained. Therefore, these shares will have no effect on the outcome of the vote on any such matter.

                               Inspectors of Election. Representatives of
                               EquiServe, First Chicago Trust division, will tabulate the votes and act as inspectors of election.

Dividend Reinvestment Plan     Shares held for the account of persons
                               participating in the Company's dividend
                               reinvestment plan will be voted in accordance with the vote indicated by the shareholder of record on the proxy. If the proxy is returned but no choice is indicated, both record shares and shares held in the Company's dividend reinvestment plan will be voted "FOR" the election of our nominees for director and "FOR" approval of the Burlington Northern Santa Fe
                               1999 Stock Incentive Plan, as amended (Appendix
                               I), and "AGAINST" the shareholder proposal on page 34, if the proposal is presented at the meeting. If a shareholder does not vote the shares held of record, the individual's shares held in the dividend reinvestment account will not be voted.

Company 401(k) Savings Plans   For employees participating in one of the
                               Company's 401(k) savings plans, your proxy card permits you to direct the trustee how to vote the number of shares allocated to your account.
                               The trustees of the Company's 401(k) plans also vote allocated shares of common stock for which they have not received direction in the same proportion as directed shares are voted.

Annual Meeting Admission       If you plan on attending the meeting, please
                               mark the appropriate box on your proxy card or, if voting by telephone, please indicate your plans when prompted. An admission card is included if you are a registered shareholder;
                               simply detach it from the proxy card and bring it with you. If you are a beneficial owner of stock held by a bank, broker or investment plan
                               (with your stock held in "street name"), an admission card in the form of a proxy will be sent to you by your broker or other registered holder. If you do not receive the proxy in time, you may be admitted to the meeting by showing your most recent brokerage statement or other proof of ownership verifying your beneficial ownership of our stock on February 23, 2001, the record date for voting. Because seating is limited, admission will be limited to shareholders, or their proxyholders, with an admission card or other proof of ownership.

Proxy Solicitation             We will pay our costs of soliciting proxies.

                               In addition to this mailing, the Company's employees and agents may solicit proxies personally, electronically, by telephone or otherwise. We are paying Georgeson Shareholder Communications Inc. a fee of $11,500, plus reimbursement for out-of-pocket expenses, to help with the solicitation.

                               The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. We encourage you to send in your proxy without delay. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

People with Disabilities       We can provide reasonable assistance to help
                               you participate in the meeting if you tell us about your disability and your plans to attend.
                               Please call or write our Corporate Secretary at least two weeks before the meeting.

                           GOVERNANCE OF THE COMPANY

--------------------------------------------------------------------------------

Role of the Board
                               Pursuant to the Delaware General Corporation
                               Law, the business, property and affairs of the Company are managed under the direction of the Board of Directors. The Board has responsibility for establishing broad corporate policies and for the overall performance and direction of the Company, but is not involved in day-to-day operations. Members of the Board keep informed of the Company's business by participating in Board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with the Chairman and the President and Chief Executive Officer and other officers.

Board Structure                The Company currently has fifteen directors.
                               Each director is elected to a one-year term.
                               Three current directors--Joseph F. Alibrandi,
                               George Deukmejian, and Ronald B. Woodard--are not standing for re-election at the 2001 annual meeting, and the size of the Board is being reduced accordingly to twelve.

2000 Board Meetings            In 2000, the Board met six times. Each
                               incumbent member of the Board, with the
                               exception of Arnold R. Weber, attended 75 percent or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served. Average attendance at Board and committee meetings for all directors was over 94%.

Board Committees               The Board has established Executive,
                               Compensation, Directors and Corporate
                               Governance, and Audit Committees. No member of any committee is presently an employee of the Company or its subsidiaries with the exception of Mr. Krebs, who serves as Chairman of the Executive Committee.

                               The Executive Committee did not meet during 2000. The committee can exercise the authority of the Board during intervals between meetings of the Board subject to certain limitations of Delaware law.

                               The Compensation Committee met four times during 2000. The committee is responsible for grants of stock awards, and reviews and makes recommendations to the Board concerning:

                               . the compensation of the Chairman, the
                                 President and Chief Executive Officer and other senior officers of the Company;

                               . performance of fiduciaries for the Company's
                                 pension trust funds;

                               . proposed employee benefit and stock plans,
                                 and Company compensation systems and
                                 practices; and

                               . the evaluation of the performance of the
                                 Company's officers and the selection of
                                 individuals for appointment or promotion as officers.

                               The Directors and Corporate Governance
                               Committee met twice during 2000. The committee reviews and makes recommendations to the Board concerning:

                               . the size and composition of the Board;

                               . nominees for election as directors;

                               . evaluation of the performance of the Board;
                                 and

                               . compensation and benefits for directors.

                               The Audit Committee met three times during 2000. The functions of the committee are:

                               . to oversee the Company's accounting,
                                 auditing, and financial policies and
                                 practices and its internal control policies and procedures;

                               . to recommend to the Board the engagement of
                                 an independent public accountant; and

                               . to review with management and the independent
                                 public accountant the Company's financial statements, basic accounting and financial policies and practices, audit scope, and competence of control personnel.

                               A description of the scope of the Audit
                               Committee's responsibilities and how they are being carried out is contained in the Audit Committee's charter (Appendix II to this proxy statement).

Directors'                     We pay non-employee directors an annual
Compensation                   retainer fee of $40,000, in quarterly
                               installments. We pay each Committee Chairman a supplemental annual retainer fee of $5,000. In addition, for attendance at each Board or Committee meeting or any inspection trip or similar meeting, we pay a meeting fee of $1,000 plus expenses. Dr. Weber also receives $10,000 annually for his services as an economic advisor to the Board. Directors who are also officers or employees of the Company receive no compensation for their duties performed as a director.

Directors'                     Burlington Northern Santa Fe Directors'
Retirement and Stock Plans     Retirement Plan. Non-employee Board members are
                               eligible for an annual benefit under the Directors' Retirement Plan if they have served as a member of the Board for ten consecutive years, have attained mandatory retirement age, or are designated by the Directors and Corporate Governance Committee as eligible for benefits. The annual benefit is the amount of the annual retainer fee for services as a Board member at the time of termination of service;
                               the benefit ceases upon an individual's death.
                               Service as a member of the boards of BNSF's predecessor companies counts toward the ten consecutive years of service requirement.

                               Burlington Northern Santa Fe Non-Employee
                               Directors' Stock Plan. In 2000, each non-employee director was granted non-qualified stock options to purchase 3,000 shares of Company common stock at $24.345 per share, the fair market value on the date of grant. These options vest on April 19, 2001 (unless earlier terminated pursuant to the plan) and expire on April 19, 2010, or earlier if a director leaves the Board. Each non-employee director elected to the Board of Directors at the 2001 annual meeting and at each subsequent annual meeting will automatically be granted non-qualified stock options to purchase 3,000 shares of Company common stock (subject to adjustment as provided in the Non-Employee Directors' Stock
                               Plan) at the fair market value of such shares on the date that the options are granted. Each option will become exercisable commencing on the first anniversary date of the grant and will terminate no later than ten years from the date of grant.

                               At each annual meeting each newly-elected non-employee director who has not previously received such an award will also be granted a one-time Retainer Stock Award of 3,000 restricted shares of common stock pursuant to the Non-Employee Directors' Stock Plan. These shares vest ratably upon the third, fourth and fifth anniversary of the award subject to the attainment of a 12% compound annual growth rate in the fair market value of a share of common stock (as defined in the Non-Employee Directors' Stock Plan) maintained for a 30 consecutive trading-day period immediately prior to or following the respective anniversary date. To the extent that an award has not vested previously, it will be forfeited six years from date of grant.

                               Immediately after this year's annual meeting, each non-employee director will receive a one-time grant of 1,000 Restricted Stock Units. At each subsequent annual meeting, each newly-elected non-employee director who has not previously received such an award will receive a one-time grant of 1,000 Restricted Stock Units. The Restricted Stock Units will vest upon the date of termination of the director, subject to the director's having served on the Board at least until the next annual meeting following election to the Board. Upon vesting, the director receives one share of the Company's common stock for each Restricted Stock Unit. Directors holding Restricted Stock Units do not have any rights of a shareholder but have the right to receive a payment in lieu of a dividend at such times and in such amounts as dividends would otherwise be paid.

                               The Non-Employee Directors' Stock Plan also permits directors by timely election to forego up to 25% of their annual retainer and receive a Retainer Stock Award in the form of restricted stock of 150% of the amount foregone based on the fair market value of BNSF's common stock on the date of grant (December 31 of each calendar year), to vest three years from date of grant. In 2000, 13 directors each received a Retainer Stock Award of 473 restricted shares after electing to forego 25% of their annual retainer.

                               Burlington Northern Santa Fe Deferred
                               Compensation Plan for Directors. Non-employee directors may voluntarily defer a portion or all of the fees they would otherwise receive into a Prime Rate interest account, a Company phantom stock account, or other investment option established under the plan's terms. Distributions are made in cash in either annual installments or as a lump sum after service as a director ceases. The Company has assumed all obligations incurred through September 22, 1995, under the BNI Deferred Compensation Plan for Directors, a predecessor plan.

Retirement Policy              Under the Board's corporate governance
                               standards, no individual may serve as a
                               director beyond the annual meeting of
                               shareholders on or following his or her
                               seventy-second birthday. Individual directors who change the responsibility they held when they were elected to the Board should volunteer to resign from the Board to afford the Board the opportunity, via the Directors and Corporate Governance Committee, to review the continued appropriateness of Board membership under the circumstances. The Board's corporate governance standards call for a director who is also an employee of the Company to retire from the Board upon his or her termination of employment.

Certain Relationships          Until July 2000, Mr. Deukmejian was a partner
                               with the Sidley & Austin law firm, which firm provided legal services to the Company in 2000 and is expected to provide legal services in 2001.

                         STOCK OWNERSHIP IN THE COMPANY

--------------------------------------------------------------------------------

Certain Beneficial Owners      To the best of the Company's knowledge, the
                               following are the only persons who own
                               beneficially five percent or more of its common stock outstanding:

                                                   Shares Held
                                                  and Nature of
                   Name and Address                Beneficial
                   of Beneficial Owner              Ownership     Percentage(3)
                   -------------------            -------------   ------------
                   FMR Corp......................  37,479,181(1)      9.57%
                   Edward C. Johnson 3d
                   Abigail P. Johnson
                     82 Devonshire Street
                     Boston, MA 02109

                   AXA Financial, Inc............  24,977,427(2)      6.38%
                     1290 Avenue of the Americas
                     New York, NY 10104

(1) Based on share holdings reported in Schedule 13G, dated February 14, 2001, reporting holdings as of December 31, 2000. The Schedule 13G indicates that the reporting persons had sole power to vote or direct the vote for 1,903,471 shares and shared power to vote or direct the vote for no shares, and had sole power to dispose or to direct the disposition of 37,479,181 shares, and shared power to dispose of or direct the disposition of no shares. The Schedule 13G also indicates that: (i) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 35,235,170 shares of the Company's common stock as a result of its acting as investment adviser to various investment companies; that Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the investment companies each has sole power to dispose of the 35,235,170 shares owned by the investment companies, but that neither FMR Corp., nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares; (ii) Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 1,950,711 shares of the Company's common stock as a result of its acting as investment manager to various investment companies, that Edward
    C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 1,950,711 shares of the Company's common stock and sole power to vote or to direct the voting of 1,610,171 shares, and no power to vote or to direct the voting of 340,540 shares owned by various investment companies; (iii) FMR Corp's beneficial ownership may include shares beneficially owned through Strategic Advisers, Inc., a wholly-owned subsidiary of FMR Corp; and (iv) members of the Edward
    C. Johnson 3d family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(2) Based on share holdings reported in a joint filing on Schedule 13G dated February 12, 2001, reporting holdings as of December 31, 2000. The filing group includes: AXA Conseil Vie Assurance Mutuelle, AXA Assurances I.A.R.D. Mutuelle, and AXA Assurances Vie Mutuelle, 370, rue Saint Honore, 75001 Paris, France; AXA Courtage Assurance Mutuelle, 26, rue Louis le Grand, 75002 Paris, France; AXA, 25, avenue Matignon, 75008 Paris, France; and AXA Financial, Inc. The Schedule 13G indicates that the reporting person had sole voting power for 11,182,756 shares and shared voting power for 3,986,272 shares, and had sole dispositive power for 24,958,327 shares, and shared dispositive power for 19,100 shares.

(3) Based on 391,591,647 shares of BNSF common stock outstanding as of December 31, 2000.

Ownership of Directors         The following table shows, as of February 28,
and Executive Officers         2001, the number of shares of Company common
                               stock beneficially owned by directors, the executive officers named in the Summary
                               Compensation Table, and all directors and executive officers of the Company as a group, with sole voting and investment power, unless otherwise indicated. No individual director or executive officer owned more than one percent of the outstanding common stock as of that date.

                                                                  Shares Held
                                                                 And Nature of
                                                                  Beneficial
Name of Beneficial Owner  Position                                 Ownership
------------------------  --------                               -------------
Joseph F. Alibrandi.....  Director                                    22,167(1)

John J. Burns, Jr.......  Director                                    23,289(1)(2)

George Deukmejian.......  Director                                    24,171(1)

Robert D. Krebs.........  Chairman of the Board, Director          2,918,824(5)(6)

Bill M. Lindig..........  Director                                    21,489(1)

Vilma S. Martinez.......  Director                                    13,888(1)(3)

Roy S. Roberts..........  Director                                    21,750(1)

Matthew K. Rose.........  President and Chief Executive Officer,     914,206(5)
                          Director

Marc J. Shapiro.........  Director                                    23,256(1)

Arnold R. Weber.........  Director                                    37,665(1)

Robert H. West..........  Director                                    20,826(1)

J. Steven Whisler.......  Director                                    24,489(1)(4)

Edward E. Whitacre,
 Jr.....................  Director                                    34,869(1)

Ronald B. Woodard.......  Director                                    20,256(1)

Michael B. Yanney.......  Director                                    43,256(1)

Charles L. Schultz......  Executive Vice President and               780,298(5)(7)
                          Chief Marketing Officer

Thomas N. Hund..........  Executive Vice President and               494,422(5)
                          Chief Financial Officer

Jeffrey R. Moreland.....  Executive Vice President--Law and          705,279(5)
                          Chief of Staff

Carl R. Ice.............  Executive Vice President and               343,537(5)
                          Chief Operations Officer

Directors and Executive
 Officers as a Group....                                           6,627,281(1)(5)

(1) The amounts reported include shares of restricted stock issued under the Non-Employee Directors' Stock Plan as follows: 4,431 for each of directors Alibrandi, Burns, Deukmejian, Lindig, Martinez, Roberts, Shapiro, Weber, West, Whisler, Whitacre, Woodard, and Yanney; and 57,603 for all directors as a group.

    The amounts reported include shares which may be acquired within 60 days upon the exercise of stock options under the Non-Employee Directors' Stock Plan (or a predecessor plan) as follows: 15,000 for each of Messrs. Alibrandi, Burns, Deukmejian, Roberts, Shapiro, West, Whisler, and Woodard; 27,000 for Dr. Weber and Mr. Yanney; 12,000 for Mr. Lindig; 9,000 for Ms. Martinez; 24,000 for Mr. Whitacre; and 219,000 for all directors as a group.

    In addition to the amounts reported, certain directors held phantom stock units under the Deferred Compensation Plan for Directors as of February 28, 2001, as follows: 6,830 for Mr. Burns; 609 for Mr. Roberts; 4,093 for Mr. Whisler; 6,594 for Mr. Woodard; 19,003 for Mr. Yanney; and 37,129 for all directors as a group.

(2) Mr. Burns is President and Chief Executive Officer and a director of Alleghany Corporation, which beneficially owns 17,949,242 shares of the Company's common stock (4.6% of shares outstanding as of December 31, 2000).

(3) Includes 457 shares Ms. Martinez holds through a Retirement Savings Money Purchase Pension Plan.

(4) Includes 4,233 shares in which Mr. Whisler shares voting and investment power as co-trustee and co-beneficiary of a family revocable trust.

(5) The amounts reported include shares of restricted stock held by executive officers as follows: 170,364 for Mr. Krebs; 135,280 for Mr. Rose; 32,400 for Mr. Schultz; 59,544 for Mr. Hund; 54,559 for Mr. Moreland; 52,840 for Mr. Ice; and 536,269 for all executive officers as a group.

    The amounts reported include phantom share units held by executive officers pursuant to the Burlington Northern Santa Fe Senior Management Stock Deferral Plan as follows: 50,985 for Mr. Rose; 24,721 for Mr. Schultz; 12,337 for Mr. Hund; 59,741 for Mr. Moreland and 154,324 for all executive officers as a group.

    The amounts reported include shares which may be acquired within 60 days upon the exercise of stock options as follows: 1,890,006 for Mr. Krebs (including 609,000 held in a family partnership to which Mr. Krebs disclaims beneficial ownership); 720,133 for Mr. Rose; 676,283 for Mr. Schultz; 324,338 for Mr. Hund; 561,295 for Mr. Moreland; 274,833 for Mr. Ice; and 4,549,367 for all executive officers as a group.

    The amounts reported include share equivalents credited under the Investment and Retirement Plan, a 401(k) plan, as of February 28, 2001, as follows: 17,983 for Mr. Krebs; 1,320 for Mr. Rose; 11,120 for Mr. Schultz; 8,779 for Mr. Moreland; and 39,202 for all executive officers as a group.

(6) Includes 28,917 shares held by a family partnership as to which Mr. Krebs disclaims beneficial ownership.

(7) Includes 75 shares and 141 shares held by immediate family members as to which Mr. Schultz disclaims beneficial ownership, and 177 shares held in an IRA account.

                             ELECTION OF DIRECTORS

--------------------------------------------------------------------------------

Annual Election                At the annual meeting, you and the other
                               shareholders will elect twelve directors, each to hold office for a term of one year and until his or her successor has been elected and qualified. All incumbent directors, with the exception of Ms. Martinez and Mr. Rose, initially became directors of the Company on September 22, 1995, with the business combination of Burlington Northern Inc. ("BNI") and Santa Fe Pacific Corporation ("SFP"). Ms.
                               Martinez was first elected in 1998 and Mr. Rose was elected to the Board by the Board of Directors on July 20, 2000. Three directors will not stand for re-election: Joseph F.
                               Alibrandi, a director since 1982; George
                               Deukmejian, a director since 1991; and Ronald
                               B. Woodard, a director since 1995. All other incumbent directors have been nominated for re-election.

Nominees The nominees for whom the shares represented by the enclosed proxy are intended to be voted, unless such authority is withheld, are identified below along with certain background information. We do not contemplate that any of these nominees will be unavailable for election but, if such a situation should arise, the proxy will be voted in accordance with the best judgment of the named proxies unless you have directed otherwise. Years served as a director of the Company includes prior service as directors of BNI, SFP and predecessor companies. No director, other than Mr. Krebs and Mr. Rose, is or has been employed by or served as an executive officer of BNSF or its subsidiaries.

                             Nominees for Director

JOHN J. BURNS, JR., 69                                       Director since 1995

President and Chief Executive Officer of Alleghany Corporation, New York, New York (holding company with reinsurance, industrial minerals, and steel fastener manufacturing operations, and an investment position in Burlington Northern Santa Fe Corporation) since July 1992. Also a director of Alleghany Corporation and Fidelity National Financial, Inc. Member of Executive Committee and Compensation Committee.

ROBERT D. KREBS, 58                                          Director since 1983

Chairman of the Board of BNSF since December 2000. Previously, Chairman and Chief Executive Officer from June 1999, Chairman, President and Chief Executive Officer from April 1997, and President and Chief Executive Officer from September 1995. Mr. Krebs also held corresponding titles with The Burlington Northern and Santa Fe Railway Company. Also, Chairman, President and Chief Executive Officer of Santa Fe Pacific Corporation from June 1988 to January 1998. Also a director of Phelps Dodge Corporation. Chairman of the Executive Committee.

BILL M. LINDIG, 64                                           Director since 1993

Retired Chairman of SYSCO Corporation, Houston, Texas (marketer and distributor of foodservice products) since July 2000, a position he had held since January 2000. Previously, Chairman and Chief Executive Officer from January 1999 to January 2000 and, from January 1995 to January 1999, President and Chief Executive Officer, of SYSCO Corporation. Also a director of SYSCO Corporation. Member of Compensation Committee and Directors and Corporate Governance Committee.

VILMA S. MARTINEZ, 57                                        Director since 1998

Partner in Munger, Tolles & Olson LLP, Los Angeles, California (law firm) since 1982. Also a director of Anheuser-Busch Companies, Inc., Fluor Corporation, Sanwa Bank California, and Shell Oil Company. Member of Audit Committee and Directors and Corporate Governance Committee.

ROY S. ROBERTS, 61                                           Director since 1993

Retired Group Vice President, North American Vehicle Sales, Service and Marketing of General Motors Corporation, Detroit, Michigan (manufacturer of motor vehicles) since April 2000, a position he had held since July 1999. Previously, Vice President and Group Executive, North American Vehicle Sales, Service and Marketing from October 1998 to July 1999; Vice President and General Manager, Field Sales, Service and Parts from August 1998 to October 1998; Vice President and General Manager of Pontiac-GMC Division from February 1996 to August 1998; and from October 1992 to February 1996, General Manager, GMC Truck Division, of General Motors Corporation. Also a director of Abbott Laboratories. Member of Compensation Committee and Directors and Corporate Governance Committee.

MATTHEW K. ROSE, 41                                          Director since 2000

President and Chief Executive Officer of Burlington Northern Santa Fe Corporation since December 2000. Also, Chairman, President and Chief Executive Officer of The Burlington Northern and Santa Fe Railway Company. Previously, President and Chief Operating Officer of the Company since June 1999; Senior Vice President and Chief Operations Officer from August 1997 to June 1999; Senior Vice President-Merchandise Business Unit from May 1996 to August 1997; and, from January 1996 to May 1996, Vice President-Chemicals and Plastics of Burlington Northern Railroad Company and The Atchison, Topeka and Santa Fe Railway Company.

MARC J. SHAPIRO, 53                                          Director since 1995

Vice Chairman for Finance, Risk Management, and Adminstration of J.P. Morgan Chase & Co., New York, New York (bank holding company) since January 2001. Previously, Vice Chairman for Finance, Risk Management and Administration of The Chase Manhattan Corporation, New York, New York (banking) from July 1997 to December 2000, and Chairman and Chief Executive Officer, Chase Bank of Texas N.A., Houston, Texas (banking) from 1989 to July 1997. Also a director of Kimberly-Clark Corporation and a trustee of Weingarten Realty Investors. Member of Audit Committee and Directors and Corporate Governance Committee.

ARNOLD R. WEBER, 71                                          Director since 1986

President-Emeritus, Northwestern University, Evanston, Illinois (higher education) since July 1998. From January 1995 through June 1998, Chancellor of Northwestern University, and from February 1985 through December 1994, President of Northwestern University. Also a director of Aon Corporation, Deere & Company, DiamondCluster International, Inc., and Tribune Company. Member of Executive Committee and Compensation Committee.

ROBERT H. WEST, 62                                           Director since 1980

Retired Chairman of the Board of Butler Manufacturing Company, Kansas City, Missouri (manufacturer of pre-engineered building systems and specialty components) since July 1999, a position he had held since January 1999. Previously, Chairman and Chief Executive Officer of Butler Manufacturing Company from May 1986 to January 1999. Also a director of Astec Industries, Inc., Commerce Bancshares, Inc. and Kansas City Power & Light Company. Chairman of Audit Committee and member of Compensation Committee.

J. STEVEN WHISLER, 46                                        Director since 1995

Chairman, President and Chief Executive Officer, Phelps Dodge Corporation, Phoenix, Arizona (mining and manufacturing) since May 2000. Previously, President and Chief Executive Officer of Phelps Dodge Corporation from January 2000 to May 2000; President and Chief Operating Officer from December 1997 to January 2000; and from October 1988 to December 1997, Senior Vice President of Phelps Dodge Corporation. Also, President of Phelps Dodge Mining Company, a division of Phelps Dodge Corporation, from November 1991 to September 1998. Also a director of Phelps Dodge Corporation and Southern Peru Copper Corporation. Member of Audit Committee and Directors and Corporate Governance Committee.

EDWARD E. WHITACRE, JR., 59                                  Director since 1993

Chairman and Chief Executive Officer, SBC Communications Inc., San Antonio, Texas (diversified communications holding company) since January 1990. Also a director of Anheuser-Busch Companies, Inc., Emerson Electric Co., The May Department Stores Company, and SBC Communications Inc. Chairman of Directors and Corporate Governance Committee and member of Executive Committee.

MICHAEL B. YANNEY, 67                                        Director since 1989

Chairman and Chief Executive Officer, America First Companies L.L.C., Omaha, Nebraska (investments) since 1984. Also a director of Forest Oil Corporation, Inc., Level 3 Communications, Inc. and RCN Corporation. Chairman of Compensation Committee and member of Executive Committee.

   APPROVAL OF THE BURLINGTON NORTHERN SANTA FE 1999 STOCK INCENTIVE PLAN ,AS
                                    AMENDED

--------------------------------------------------------------------------------

Proposed Amendments            There will be presented to the shareholders a
                               proposal to approve the Burlington Northern
                               Santa Fe 1999 Stock Incentive Plan, as amended
                               ("Stock Plan"). The Stock Plan was originally approved by our shareholders at the 1999 annual meeting. On January 18, 2001, the Board of
                               Directors adopted, subject to shareholder approval, an amendment to the Stock Plan that proposes to increase the total number of shares of the Company's common stock that are available for grants under the Stock Plan from 20,000,000 shares to 29,000,000 shares. The amendment would also allow options to be exercised for five years following disability, retirement or termination other than for cause
                               (but not after their initial expiration date).
                               These periods are presently three years or, in the case of incentive stock options or termination other than for cause, three months.

Purposes                       The Stock Plan was established to:

                               . attract and retain executive, managerial and
                                 other salaried employees;

                               . motivate employees to achieve long-range
                                 goals;

                               . provide incentive compensation opportunities
                                 that are competitive with other major
                                 companies; and

                               . further align our employees' interests with
                                 those of all our shareholders through stock-based compensation

Stock Incentives               We believe the use of stock incentives will
Under the Stock Plan           promote the growth in value of our stock and
                               the enhancement of long-term shareholder return.

                               The types of stock incentives authorized are:

                               . stock options;

                               . restricted stock and restricted stock units;

                               . performance stock; and

                               . a stock purchase program.

                               Awards of restricted stock, restricted units, and performance stock are cumulatively limited to four million shares for the life of the Stock Plan. The Stock Plan has been used since 1999 and will be used for future stock awards. On March 6, 2001, the Company's common stock closed at $29.61 on the New York Stock Exchange.

                               The Stock Plan originally authorized up to twenty million shares to be used for stock awards. As of the close of business on January 31, 2001, an aggregate of 1,861,937 shares of the Company's common stock remained available for future grants under the existing Stock Plan, and there were outstanding awards (options plus restricted shares) of 17,627,651 shares. If the amendment is approved, 10,861,937 shares would be available for future grants, based on the shares issued and awards outstanding at January 31, 2001. Shares related to awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares, or which are settled in cash in lieu of common stock, and shares used to pay an option exercise price will be available for grant under the plan.

                               The full text of the Burlington Northern Santa Fe 1999 Stock Incentive Plan, as proposed to be amended, is presented in Appendix I to this proxy statement. The following is a summary of the major provisions of the Stock Plan and is qualified in its entirety by the full text of the plan itself.

Administration                 The Compensation Committee of the Board of
                               Directors (the "Committee") administers the
                               Stock Plan. The Committee consists of directors who are not employees or officers of the Company and at least two members who are "non-employee directors" within the meaning of Rule
                               16b-3 under the Securities Exchange Act of
                               1934. Committee members may not participate in the Stock Plan. The Committee is authorized to interpret the Stock Plan, to establish rules and regulations for its operation, to select the employees eligible to receive awards, and to determine the type, amount, and terms and conditions of awards.

Eligibility for Participation  All salaried employees of BNSF or its subsidiaries are eligible to be selected to participate in the Stock Plan. The Committee selects all participants in its discretion. BNSF and its subsidiaries currently employ approximately 5,000 salaried individuals.

Amendment and Termination      The Board may suspend, amend or terminate the
of the Stock Plan              Stock Plan at any time, with or without prior
                               notice, but it may not, without shareholder approval, increase the aggregate number of shares which may be issued under the plan, adopt any amendment which would materially increase the benefits accruing to participants or materially modify eligibility requirements for participation in the plan. The Stock Plan will remain in effect until terminated by the Board.

Limitation on Awards           No participant may receive any award of a stock
                               option to the extent that the sum of the number of shares subject to the award, and the number of shares subject to prior awards of options under the Stock Plan or other plans during a one-year period ending on the date of grant, exceeds one million shares. A maximum of four million shares may be granted for all participants in the form of restricted stock, restricted stock units or performance stock under the Stock Plan, of which 521,680 shares or units had been granted as of January 31, 2001.

Stock Options                  The Committee may grant awards in the form of
                               incentive stock options and non-qualified stock options to purchase shares of the Company's common stock. This will include option grants to certain senior executives in an amount equal to the number of shares tendered to pay an option exercise price. The Committee will determine the number of shares subject to each option, the manner and time of the option's exercise, the terms and conditions applicable to the award, and the exercise price per share of stock subject to the option. The exercise price of a stock option must be no less than the fair market value of the Company's common stock on the date of grant.
                               Upon exercise, the option price may be paid by a participant in cash, shares of common stock, a combination of the two or other consideration as the Committee may deem appropriate. Any stock option granted in the form of an incentive stock option will satisfy the applicable requirements of Section 422 of the Internal Revenue Code.

Restricted Stock               Grants of shares of restricted stock or
                               restricted stock units will be subject to such terms, conditions, restrictions or limitations as the Committee deems appropriate, including restrictions on transferability and continued employment. The plan gives the Committee the discretion to accelerate the delivery of a restricted stock award.

Performance Stock              The Stock Plan allows for the grant of
                               performance stock awards which are contingent upon the attainment of certain performance objectives determined by the Committee. The performance objectives to be achieved during the performance period and the measure of whether and to what degree such objectives have been attained will also be determined by the Committee.

Stock Purchase Program         The Committee may establish programs enabling
                               participants to purchase common stock at not less than 75% of the fair market value at the time of purchase (or an average stock value over a determined period). The Committee designates eligible participants. Restrictions such as those imposed with respect to restricted stock may be imposed on shares purchased under this program.

Change in Control/             In the event of a "change in control" (as
Change in Ownership            defined in the Stock Plan), all options,
                               restricted stock, restricted stock units, performance shares, and shares acquired under a stock purchase arrangement will become fully vested.

                               In general, the Stock Plan defines a "change in control" as occurring if: (a) any "person" becomes the beneficial owner of securities representing 25% or more of the voting power of the Company's outstanding securities; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new directors approved by at least two-thirds of the existing directors, cease to constitute at least a majority of the Board; or (c) the Company's shareholders approve a merger or consolidation of BNSF with another company, with certain exceptions; or
                               (d) the Company's shareholders approve a plan of complete liquidation or an agreement for the sale or disposition by the Company of all or substantially all of its assets. However, a merger or other business combination with a Class I railroad or holding company of a Class I railroad will not constitute a change in control unless the Board so determines.

Other Terms of Awards
                               The Stock Plan provides for the forfeiture of awards in the event of termination of employment except in the circumstances described below. In the event employment terminates by reason of death, all awards will vest. In the event termination occurs by reason of disability or retirement, all awards will vest ratably except that the proportion of awards subject to performance criteria will remain subject to the same terms and conditions. In the event of termination by the Company other than for cause, all performance-based awards will be forfeited and all other awards will vest ratably. In the event of death, disability, retirement or termination by the Company other than for cause, stock options will be exercisable for five years. In no event shall any options be exercisable later than the scheduled expiration date.

                               The Committee may establish such other terms, conditions, restrictions, or limitations governing the grant of awards as are not inconsistent with the plan.

Federal Income                 An employee who has been granted an incentive
Tax Consequences               stock option will not realize taxable income
                               and the Company will not be entitled to a deduction at the time of the grant or exercise of such option. If the employee makes no disposition of shares acquired pursuant to an incentive stock option within two years from the date of grant of such option, or within one year of the transfer of the shares to such employee, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss.
                               Under these circumstances, the Company will not be entitled to any deduction for Federal income tax purposes. If these holding period requirements are not satisfied, the employee will generally realize ordinary income at the time of the disposition in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the amount realized upon disposition of the shares, if any, over the option price, and the Company will be entitled to a corresponding deduction.

                               An employee will not realize taxable income at the time of the grant of a non-qualified option. Upon exercise, however, the employee will realize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Upon subsequent disposition of the shares, the employee will realize short-term or long-term capital gain or loss, with the basis for computing such gain or loss equal to the option price plus the amount of ordinary income realized upon exercise.

                               An employee who has been granted a restricted stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for Federal income tax purposes. Upon the vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will be entitled to a corresponding deduction. Dividends paid to the holder during the restriction period will also be compensation income to the employee and deductible as such by the Company. The holder of a restricted stock award may elect to be taxed at the time of grant of the award on the then fair market value of the shares, in which case (i) the Company will be entitled to a deduction at the same time and in the same amount,
                               (ii) dividends paid to the holder during the restriction period will be taxable as dividends to the holder and not deductible by the Company, and (iii) there will be no further tax consequences when the restrictions lapse. If an employee who has made such an election subsequently forfeits the shares, he or she will not be entitled to any deduction or loss. The Company, however, will be required to include as ordinary income the lesser of the fair market value of the forfeited shares or the amount of the deduction originally claimed with respect to the shares.

Board Recommendation           The Committee and the Board of Directors
                               believe that the Stock Plan has assisted the Company in attracting, motivating and retaining key employees. We believe that stock awards are an important part of the Company's incentive compensation of officers, managers, and other salaried employees. These kinds of stock-based awards further align management's interests with those of our shareholders because their value appreciates to the extent that the market price of the Company's stock increases.
                               Therefore, we recommend that shareholders vote to approve the proposed Burlington Northern
                               Santa Fe 1999 Stock Incentive Plan, as amended.

The Board of Directors unanimously recommends a vote FOR approval of the Burlington Northern Santa Fe 1999 Stock Incentive Plan, as amended.

          COMPENSATION COMMITTEE REPORT ON 2000 EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------

                               The following report on 2000 executive
                               compensation is presented by the Compensation Committee of the Board (the "Committee") which has responsibility for reviewing and making recommendations to the Board for executive compensation. This includes establishing and reviewing executive base salaries, administering the annual Incentive Compensation Plan as it relates to executive officers, and administering equity-based compensation under the Burlington Northern Santa Fe 1999 Stock Incentive Plan ("Stock Plan") and predecessor plans. The Committee consists of independent, non-employee directors who have no interlocking relationships with the Company.

BNSF Vision                    The Company's vision is to realize its
                               tremendous potential by providing
                               transportation services that consistently meet customers' expectations. Benchmarks are identified against which the Company can measure its success in meeting the needs of its primary constituencies--customers, shareholders, employees, and communities. The
                               Company's executive compensation programs help the Company realize its vision and support its business strategies.

Philosophies and Objectives    The Committee believes that compensation
                               programs should reflect the Company's
                               compensation philosophy and support specific compensation objectives. The Committee also believes that programs designed specifically for executives should exemplify the Company's compensation philosophy and reflect executives' roles as key decision-makers. The philosophical principles and specific objectives are noted below.

                               Philosophical Principles

                               . Compensation programs should encourage strong
                                 operation and financial performance.

                               . Compensation programs should help create a
                                 shared sense of direction, ownership, and commitment.

                               . The Company should emphasize performance-
                                 based compensation ("pay at risk") through both cash and equity-based incentives.

                               Specific Program Objectives

                               . The compensation program should attract and
                                 retain key employees and managers by
                                 providing competitive opportunities.

                               . The programs should focus employees on
                                 operating performance that will maximize the value of the Company's rail operations.

                               . The programs should focus employees on the
                                 market performance of the Company's stock by encouraging large equity holdings, thus enabling employees to realize significant gains if the Company attains its performance objectives.

                               . The programs should provide mechanisms to
                                 allow employees to exchange cash compensation for stock-based awards.

Competitive Compensation       The Committee has established external
Objectives                     competitive benchmarks for each element of
                               compensation which it believes fully support the principles outlined above. The market for assessing compensation is defined as companies from general industry with revenue comparable to the Company. The group of comparators used for these analyses will be broader than that used for the peer group index reflected in the Performance Graph following this report. The
                               Committee believes that the Company's most direct competitors for executive talent are not limited to companies used as a peer group to compare stockholder returns. Rather, the market reflects a broader group of companies of comparable revenue size with which the Company competes to attract and retain the most skilled and talented executives available.

                               The Committee's marketplace compensation objectives are:

                               . Base Salaries - To manage fixed compensation
                                 at a conservative level, market rates for executives' base salary ranges will be set at approximately the 25th percentile level.

                               . Annual Incentives - Opportunities under the
                                 Incentive Compensation Plan ("ICP") are
                                 intended to provide competitive total cash compensation (base salary plus annual incentives) based on company-wide performance goal achievement. If the Company attains its targeted performance goals, cash compensation levels will approximate the 50th percentile of the Company's comparator group. If the Company attains superior performance levels, cash compensation will exceed the 50th percentile of the Company's comparator group.

                               . Long Term Incentives - To place greater
                                 emphasis on pay that is tied to the Company's stock performance over time, opportunities provided under long term incentive programs will be targeted to exceed the 50th percentile of total compensation in the comparator market.

                               . Employee and Executive Benefits - Benefit
                                 levels will reflect moderately competitive market levels (competitive market median).

Annual Cash Compensation       Base Salaries. The Company considers various
                               factors in assigning executives to specific salary ranges, including job content, level of responsibility, and accountability. On an annual basis, all employees' salaries including those of executives are reviewed and adjusted to reflect individual performance and position within their respective ranges.

                               Incentive Compensation Plan. Executives are eligible for annual performance-based awards under the Company's ICP, as are all salaried employees. For 2000, goals for all participants including executives were weighted 60% upon achievement of targeted levels of operating income, 15% each upon achievement of safety and on-time performance goals, and 10% upon achievement of asset utilization goals. The incentive award for all employees, including all executive officers, reflected a payout of 31.73% of the individual's maximum ICP potential.

                               The actual incentives earned by Messrs.
                               Schultz, Hund, Moreland and Ice for achievement of Company goals were based on the Company's performance as described under "CEO Compensation" in this report.

                               For 2001, the operating income weighting is reduced from 60% to 30% and a new goal--free cash flow--is weighted at 30%. The weightings for safety, on-time performance and asset utilization remain at 15%, 15% and 10%, respectively. The level of award opportunity under the ICP varies by executive. Opportunities generally are established to provide competitive (50th percentile) cash compensation relative to the market for performance that meets the Company's targets, and will exceed the 50th percentile of cash compensation for superior Company performance.

Long-Term Incentives           To encourage ownership in the Company and to
                               align employees' interests with those of shareholders, the Company provides equity grants under the Stock Plan. The Stock Plan supports the Company's compensation philosophy and objectives, and encourages employee focus on the types and levels of performance that lead to increased stock prices and overall returns to stockholders. The specific programs used under the plan, including the Incentive
                               Bonus Stock Program, Stock Option Grants, the
                               Salary Exchange Option Program, the Performance
                               Share Plan, and the Senior Management Stock
                               Deferral Plan, all enable and support executive stock ownership.

                               Stock Ownership Goals. A commitment to
                               significant stock ownership on the part of the Company management is an important element of the compensation programs. The Committee established 2000 stock ownership guidelines as follows:

                                                    2000 Stock Ownership Goals
       Executive Level                              (As a Multiple of Salary)
       ---------------                              --------------------------
   President & Chief Operating Officer.............      5 X Base Salary
   Senior and Executive Vice Presidents............      4 X Base Salary
   Vice Presidents and Senior Managers in Salary
    Band 36........................................      3 X Base Salary
   Senior Managers in Salary Bands 34 and 35.......      2 X Base Salary

                               Each executive and senior manager covered by the goals is required to retain the net, after-tax shares obtained through option exercises, or through vested restricted stock, until he or she accumulates the required ownership levels. The Committee monitors total share holdings on an annual basis. Ninety-three percent of all executives and senior managers currently meet their respective ownership goals.

                               Incentive Bonus Stock Program. To encourage individual stock ownership, executives and senior managers are given the opportunity to exchange up to 100% of their ICP cash awards for a grant of restricted stock. Participants electing the exchange receive a restricted stock grant equal to 150% of the ICP award foregone. Shares generally will vest three years after grant, but may vest in two years upon attainment of certain pre-specified return on invested capital performance goals or, for shares granted in 2001, upon attainment of certain pre-specified free cash flow performance goals.

                               Stock Option Grants. Under the Stock Plan, the Company makes periodic grants of stock options to all salaried employees. Stock options cannot be issued with an exercise price below the market value of the Company common stock on the date of grant, thus ensuring that recipients will realize benefit only when the price of the Company's stock appreciates. Stock options for executives and others may also include a reload feature that encourages executives to exercise their options and helps them achieve their stock ownership goals. To reinforce the Company's goal of linking a substantial portion of total compensation to stock value, the grant sizes for all eligible employees are targeted to provide long-term incentive opportunities targeted to exceed the 50th percentile of the market. Actual stock option grants also reflect each recipient's individual performance and salary band.

                               Salary Exchange Option Program. To reinforce the link between stock price performance and executive compensation, executives and selected senior managers have the opportunity to exchange up to 25% of their base salary each year for a grant of non-qualified stock options with an exercise price equal to the fair market value of the Company's common stock on the date of grant and with a term of up to ten years from the date of grant. Participants receive 450 non-qualified stock options for each $1,000 of base salary exchanged and may elect salary exchanges for up to three consecutive years at one time.

                               Performance Share Plan. On January 18, 1996, the Company made a special, one-time grant of performance-based restricted stock to executives and other selected senior managers which at year-end 2000 was in the vesting measurement period for the first two-thirds of the grant. The first one-third will vest when the fair market value of the Company's stock maintains a value of $34.89 for 30 consecutive trading days before January 18, 2002. The second one-third will vest when the fair market value of the stock maintains a value of $39.08 for 30 consecutive trading days before January 18, 2002. The final one-third will vest when the fair market value of the stock maintains a value of $43.76 for 30 consecutive trading days between January 18, 2001 and January 18, 2002. If the Company's stock price does not reach these performance goals by January 18, 2002, the corresponding shares will not vest and will be forfeited.

                               Senior Management Stock Deferral Plan. The
                               Senior Management Stock Deferral Plan provides management with retirement and tax planning flexibility. The plan allows senior managers to defer unrealized gains from non-qualified stock option exercises, or the value of restricted stock grants, such as grants from the Incentive Bonus Stock Program (above) into phantom share units held in the plan. Stock options must be exercised using previously acquired shares of the Company's common stock to take advantage of this plan.

CEO Compensation               Mr. Krebs was Chairman and Chief Executive
                               Officer until December 7, 2000, at which time the Board elected Mr. Krebs Chairman and Mr.
                               Rose President and Chief Executive Officer. The factors upon which Messrs. Krebs' and Rose's
                               2000 compensation was based are the same as described for all executive officers pursuant to the executive compensation strategy described earlier in this report. Messrs. Krebs and Rose are eligible to participate in the same compensation plans available to other executive officers of the Company. Messrs.
                               Krebs and Rose participate in the Company's program that allows them to receive restricted shares instead of cash for ICP awards, and Mr.
                               Rose participates in the Company's program that allows him to exchange a portion of his base salary for options. Mr. Krebs' and Mr. Rose's
                               2000 stock ownership goals were seven and five times their base salaries, respectively, and they exceeded these goals.

                               The Committee assesses the Chief Executive
                               Officer's base salary each year based on a review by outside consultants of compensation levels for the Company relative to those of corporations of comparable size, revenues and employee base. In accordance with its established objectives, the Committee measures the Chief Executive Officer's base salaries against the 25th percentile for an organization of the Company's size, as reflected in competitive studies.

                               Mr. Krebs' base salary has remained at $725,000 since January 1, 1996. In 2000, Mr. Krebs' salary paid was $575,000, reflecting a deduction for substantially all of the annual costs of a life insurance policy benefiting his children under the Company's Estate Enhancement Program. Mr. Rose's base salary in 2000 was $470,000 until his election to President and Chief Executive Officer on December 7, 2000, at which time his base salary was increased to $700,000. Mr. Rose's salary paid in 2000 was $461,682, reflecting his previous election to exchange salary for stock options under the Salary Exchange Option Program.

                               In January 2000, the Committee granted Messrs. Krebs and Rose 500,000 and 250,000 stock options, respectively. The size of these grants was based on competitive data and was reflective of Mr. Krebs' desire to receive options instead of an increase in his base salary. To foster his continuous employment, on April 20, 2000, the Committee granted Mr. Rose 300,000 shares of restricted stock. Of these shares, 100,000 vest in three equal annual installments and 200,000 were to vest in two equal annual installments following the proposed combination of Burlington

                               Northern Santa Fe and the Canadian National
                               Railway Company. Upon the public announcement of the mutual termination of the combination on July 14, 2000, the latter 200,000 shares were cancelled.

                               Messrs. Krebs' and Rose's 2000 incentive opportunities under the ICP were weighted 60% upon achievement of targeted levels of operating income, 15% each upon achievement of safety and on-time performance goals, and 10% upon achievement of asset utilization goals. The actual incentives earned by Messrs. Krebs and Rose were $408,016 and $275,142, respectively. Mr. Krebs exchanged virtually all of his award, and Mr. Rose exchanged one-half of his award, for shares of restricted stock under the Incentive Bonus Stock Program. The computation for the percentage of goal achievement for Messrs. Krebs and Rose and other executive officers, which resulted in a 31.73% payout, was exactly the same as the computation for other salaried employees.

                               Actual awards for Messrs. Krebs and Rose and others reflect operating income that was 12.93% of the goal. Awards also reflect the Company's performance relative to aggressive safety goals; the Company exceeded its goal for reduction of lost work time on the system but achieved only the threshold level of performance for reduction of personal injuries (as measured by Federal Railroad Administration standards). In addition, the awards reflect the fact that the Company partially met its goals for on-time performance. Lastly, the awards reflect the fact that the Company achieved the target level of performance for car utilization, but did not attain its goal for locomotive utilization.

Policy on Deductibility        Section 162(m) of the Internal Revenue Code
of Compensation                limits the tax deductibility by a company of
                               compensation in excess of $1 million paid to any of its most highly compensated executive officers. However, performance-based compensation that has been approved by shareholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" (as defined for purposes of Section 162(m)). All members of the Committee qualify as "outside directors."

                               The Committee has considered these requirements and the regulations. While the tax impact of any compensation arrangement is one factor to be considered, this impact is evaluated by the Committee in light of the Company's overall compensation philosophy and objectives. The Company has established the Stock Plan which permits the grant of stock awards that meet the requirements of Section 162(m) of the Code and, hence, will maximize the Company's federal income tax deductions for compensation expense. However, the Committee believes there are circumstances in which the Company's and shareholders' interests may be best served by providing compensation that is not fully deductible, and that its ability to exercise discretion outweighs the advantages of qualifying compensation under Section 162(m).

                               Compensation Committee:

                               Michael B. Yanney, Chairman
                               Joseph F. Alibrandi
                               John J. Burns, Jr.
                               Bill M. Lindig
                               Roy S. Roberts
                               Arnold R. Weber
                               Robert H. West
                               Ronald B. Woodard

                               PERFORMANCE GRAPH

--------------------------------------------------------------------------------

The following graph depicts a five year comparison of cumulative total stockholder returns for the Company, the Standard & Poor's 500 Stock Index ("S&P 500"), and the Standard & Poor's Railroad Index ("S&P Rail"). The Company is included within both the S&P 500 and S&P Rail indices. The graph assumes the investment of $100 on December 31, 1995, in the Company's common stock the S&P 500, and the S&P Rail, and the reinvestment of all dividends.



                              [PERFORMANCE GRAPH]

       December 31              BNSF                       S&P 500                       S&P Rail
       -----------              ----                       -------                       --------
        1995                    $100                        $100                           $100
        1996                    $112                        $123                           $119
        1997                    $123                        $164                           $134
        1998                    $137                        $211                           $123
        1999                    $ 99                        $255                           $104
        2000                    $118                        $232                           $112

                             EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------

Summary Compensation Table     The following table summarizes the compensation
                               earned by our Chief Executive Officer, Chairman
                               (and former Chief Executive Officer) and each of the other four most highly compensated executive officers in 2000, for the years indicated below.

                                    Annual       Long-Term Compensation
                                 Compensation            Awards
                              ------------------ -----------------------
                                                             Securities
                                                             Underlying
Name and Principal                               Restricted    Options      All Other
Position                 Year Salary(1) Bonus(2) Stock(2)(3) (Shares)(4) Compensation(5)
------------------       ---- --------- -------- ----------- ----------- ---------------
Robert D. Krebs......... 2000 $575,000  $ 26,496  $572,279     500,000      $211,034
 Chairman                1999 $463,333  $ 39,856  $891,998     573,414      $159,646
                         1998 $530,000  $ 35,961  $809,640     613,008      $ 97,533

Matthew K. Rose......... 2000 $461,682  $154,079  $181,593     282,400      $ 41,532
 President and           1999 $371,833  $145,807  $424,555     269,350      $ 31,074
 Chief Executive Officer 1998 $310,000  $124,579  $362,744     135,000      $ 28,955

Charles L. Schultz...... 2000 $292,000  $190,443  $      0     247,300      $ 28,443
 Executive Vice
  President and          1999 $288,333  $305,772  $      0     187,800      $ 23,115
 Chief Marketing Officer 1998 $271,000  $147,926  $174,342     103,950      $ 22,991

Thomas N. Hund.......... 2000 $247,000  $ 14,210  $263,255     224,050      $ 14,973
 Executive Vice
  President and          1999 $221,550  $      0  $316,583     131,100      $  8,489
 Chief Financial Officer 1998 $180,000  $ 12,162  $227,668      55,200      $ 14,750

Jeffrey R. Moreland..... 2000 $172,800  $ 12,348  $234,445     235,406      $101,337
 Executive Vice
  President-Law          1999 $231,708  $286,361  $      0     111,450      $ 37,127
 And Chief of Staff      1998 $245,000  $ 20,316  $365,758     114,819      $ 21,829

Carl R. Ice............. 2000 $270,000  $139,422  $      0     149,250      $ 21,388
 Executive Vice
  President and          1999 $227,900  $201,566  $      0     121,079      $ 24,632
 Chief Operations
  Officer                1998 $216,000  $182,876  $      0      67,769      $ 22,245

(1) Salary has been reduced by the amounts foregone for participation in the Salary Exchange Option Program by Messrs. Rose, Schultz, Hund, Moreland and Ice, and for participation in the Company's Estate Enhancement Program for Mr. Krebs in 2000, 1999 and 1998, and for Mr. Moreland in 2000 and 1999.

(2) The bonus awards for the individuals named above were paid pursuant to the annual incentive compensation plan described in the Compensation Committee Report on 2000 Executive Compensation in this proxy statement. Messrs. Krebs, Rose, and Hund elected to forego all or a portion of their annual incentives pursuant to the Incentive Bonus Stock Program for restricted stock in 2000, 1999 and 1998. Mr. Schultz made a similar election as to 1998, and Mr. Moreland made a similar election as to 1998 and 2000.

(3) Restricted stock and its corresponding market value owned by the individuals named above, based upon a per share value of $28.48 as of December 31, 2000, is shown below. Dividends are paid to holders of restricted stock.

                                                        Shares of       Market
   Named Executive                                   Restricted Stock   Value
   ---------------                                   ---------------- ----------
   Robert D. Krebs..................................     174,021      $4,956,118
   Matthew K. Rose..................................     159,071      $4,530,342
   Charles L. Schultz...............................      42,221      $1,202,454
   Thomas N. Hund...................................      61,893      $1,762,713
   Jeffrey R. Moreland..............................      59,546      $1,695,870
   Carl R. Ice......................................      37,440      $1,066,291

(4) Amounts for 1998 have been adjusted to reflect a three-for-one stock split in 1998.

(5) For 2000, reflects matching contributions to the Burlington Northern Santa Fe Investment and Retirement Plan and the Burlington Northern Santa Fe Supplemental Investment and Retirement Plan. In addition, in connection with their 2000 participation in the Company's Estate Enhancement Program, $150,000 is reflected for Mr. Krebs and $78,200 is reflected for Mr. Moreland.

Stock Option                   The following table provides information as to
Grants in 2000                 the individuals named in the Summary
                               Compensation Table and grants of options during 2000. All initial option grants to these individuals have a reload feature under which optionees using outstanding shares to pay the exercise price receive an option for the number of shares so used with an exercise price equal to fair market value on the date of exercise and expiring on the same date as the initial option. No more than two reload grants may be made in connection with any initial grant and the reload feature is not available with respect to any grant of options pursuant to a reload.

                                       Individual Grants
                                     ----------------------
                          Number of                                      Potential
                          Securities  % of Total                         Realizable
                          Underlying   Options    Exercise                Value at
                           Options    Granted to   Or Base             Assumed Black-
                           Granted   Employees in   Price   Expiration    Scholes
          Name             (Shares)  Fiscal Year  ($/Share)    Date    Calculation(7)
          ----            ---------- ------------ --------- ---------- --------------
Robert D. Krebs(1)......   500,000       4.34%     $25.66   01/12/2010   $3,365,000

Matthew K. Rose(2)......    32,400       0.28%     $24.09   01/01/2010   $  205,092
                           250,000       2.17%     $25.66   01/12/2010   $1,682,500

Charles L. Schultz(3)...   132,300       1.15%     $24.09   01/01/2010   $  837,459
                           115,000       1.00%     $25.66   01/12/2010   $  773,950

Thomas N. Hund(4).......   112,050       0.97%     $24.09   01/01/2010   $  709,276
                           112,000       0.97%     $25.66   01/12/2010   $  747,030

Jeffrey R. Moreland(5)..   113,400       0.98%     $24.09   01/01/2010   $  717,822
                           102,000       0.89%     $25.66   01/12/2010   $  686,460
                            20,006       0.17%     $28.81   05/25/2003   $  153,446

Carl R. Ice(6)..........    47,250       0.41%     $24.09   01/01/2010   $  299,093
                           102,000       0.89%     $25.66   01/12/2010   $  686,460

(1) The option grant of 500,000 shares, with a reload option, was granted on January 12, 2000, and includes consideration of Mr. Krebs' desire to decline a 2000 salary increase. This option grant became exercisable on January 12, 2001.

(2) The option grant of 32,400 shares, exercisable beginning January 1, 2001, January 1, 2002 and January 1, 2003, respectively, was granted on January 1, 2000, with a reload option in exchange for $24,000 of his 2000 base salary, $24,000 of his 2001 base salary, and $24,000 of his 2002 base salary. The option grant of 250,000 shares was granted on January 12, 2000, with a reload option, and became exercisable on January 12, 2001.

(3) The option grant of 132,300 shares, exercisable beginning January 1, 2001, January 1, 2002 and January 1, 2003, respectively, was granted on January 1, 2000, with a reload option in exchange for $98,000 of his 2000 base salary, $98,000 of his 2001 base salary, and $98,000 of his 2002 base salary. The option grant of 115,000 shares was granted on January 12, 2000, with a reload option, and became exercisable on January 12, 2001.

(4) The option grant of 112,050 shares, exercisable beginning January 1, 2001, January 1, 2002 and January 1, 2003, respectively, was granted on January 1, 2000, with a reload option in exchange for $83,000 of his 2000 base salary, $83,000 of his 2001 base salary, and $83,000 of his 2002 base salary. The option grant of 112,000 shares was granted on January 12, 2000, with a reload option, and became exercisable on January 12, 2001.

(5) The option grant of 113,400 shares, exercisable beginning January 1, 2001, January 1, 2002 and January 1, 2003, respectively, was granted on January 1, 2000, with a reload option in exchange for $84,000 of his 2000 base salary, $84,000 of his 2001 base salary, and $84,000 of his 2002 base salary. The option grant of 102,000 shares was granted on January 12, 2000, with a reload option, and became exercisable on January 12, 2001. The option grant of 20,006 shares was granted on December 27, 2000, as a result of a reload and is exercisable June 27, 2001.

(6) The option grant of 47,250 shares, exercisable beginning January 1, 2001, January 1, 2002 and January 1, 2003, respectively, was granted on January 1, 2000, with a reload option in exchange for $30,000 of his 2000 base salary, $30,000 of his 2001 base salary, and $45,000 of his 2002 base salary. The option grant of 102,000 shares was granted on January 12, 2000, with a reload option, and became exercisable on January 12, 2001.

(7) The estimated present value at grant date reflected in the table has been calculated using the Black-Scholes option pricing model based on the following assumptions:

    Exercise price: Equal to the fair market value of the underlying stock on the date of grant.

    Interest rate: Equal to the interest rate on a U.S. Treasury security on December 31, 2000 with a maturity date corresponding to the option term.

    Volatility rate: 35%.

    Dividend rate: $0.48 annual dividend per share.

    Time of exercise: 3 years.

    The approach used in developing the assumptions upon which the Black-Scholes variation was based is consistent with the requirements of Statement of Financial Accounting Standard No. 123, "Accounting for Stock Based Compensation." The ultimate value of these options will depend on the future market price of the Company's stock. The Black-Scholes model is only one method of valuing options, and the actual value of the options may be significantly different. The actual value of an option to an executive, if any, will depend on the excess of the stock price over the exercise price on the date the option is exercised.

Aggregated 2000 Stock Option   The following table provides information as to
Exercises and Year-End         the individuals named in the Summary
Option Values                  Compensation Table concerning their exercise of
                               stock options during 2000 and unexercised stock options held as of the end of 2000. No executives held Stock Appreciation Rights
                               ("SARs") in 2000, and BNSF has no plans to award SARs in the future.

                                                   Number of Securities
                                                  Underlying Unexercised     Value of Unexercised
                                                      Options at Year       In-the-Money Options at
                           Shares     Aggregate        End (Shares)             Year End(1)(2)
                          Acquired      Value    ------------------------- -------------------------
 Name                    On Exercise Realized(1) Exercisable Unexercisable Exercisable Unexercisable
 ----                    ----------- ----------- ----------- ------------- ----------- -------------
Robert D. Krebs.........   63,622    $  879,218   2,060,871     566,000    $2,403,772   $1,410,000
Matthew K. Rose.........        0    $        0     459,333     349,067    $   51,780   $  847,236
Charles L. Schultz......        0    $        0     517,183     297,300    $3,115,856   $  905,097
Thomas N. Hund..........        0    $        0     255,820     274,050    $  462,411   $  807,740
Jeffrey R. Moreland.....   80,483    $1,586,501     421,495     235,406    $1,559,040   $  785,466
Carl R. Ice.............        0    $        0     159,333     182,584    $   76,055   $  495,068

(1) Dollar values are calculated by determining the difference between the fair market value of the securities underlying options and the exercise price of options at exercise or at year-end, as applicable.

(2) Options are in-the-money if the fair market value of the underlying securities exceeds the exercise or base price of the option.

Pension Plans                   The following tables show the estimated
                                pension benefits payable to a covered
                                participant at normal retirement age (age 65) under the Burlington Northern Santa Fe
                                Retirement Plan ("Retirement Plan"), as well as under the non-qualified supplemental pension plan that provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits.

                                A participant's average yearly compensation for purposes of the Retirement Plan is based upon his or her average base salary and cash bonus earned for the 60 consecutive months during the last 120 months of service for which such average is the highest or, in the case of a participant who has been employed for less than five years, the period of his or her employment with the Company and its subsidiaries. For purposes of the Retirement Plan, covered compensation for 2000 for the six individuals named in the Summary Compensation Table was:

                                                                       Estimated
                                                          2000 Covered Years Of
                    Executive Officer                     Compensation  Service
                    -----------------                     ------------ ---------
                    Robert D. Krebs......................  $1,133,016      35
                    Matthew K. Rose......................  $  760,852       8
                    Charles L. Schultz...................  $  580,443      31
                    Thomas N. Hund.......................  $  519,714      18
                    Jeffrey R. Moreland..................  $  503,645      23
                    Carl R. Ice..........................  $  439,422      22

                                Pursuant to the Retirement Plan, Messrs.
                                Krebs, Schultz, and Moreland are grandfathered under the Santa Fe Pacific Retirement Plan benefit formula that was in place prior to adoption of the Retirement Plan. Annual benefits payable under the SFP benefit formula are not subject to any reduction for Railroad Retirement, Social Security, or other offsets. The estimated annual benefits are computed in the form of a single life annuity and are based on average earnings and years of service at retirement as follows:

                          SFP RETIREMENT PLAN FORMULA

   Average                           Years of Service
    Annual    --------------------------------------------------------------
 Compensation    10       15       20       25       30       35       40
 ------------ -------- -------- -------- -------- -------- -------- --------
 $  250,000   $ 34,289 $ 51,434 $ 68,578 $ 85,723 $102,868 $120,012 $137,157
 $  300,000   $ 42,289 $ 63,434 $ 84,578 $105,723 $126,868 $148,012 $169,157
 $  400,000   $ 58,289 $ 87,434 $116,578 $145,723 $174,868 $204,012 $233,157
 $  500,000   $ 74,289 $111,434 $148,578 $185,723 $222,868 $260,012 $297,157
 $  600,000   $ 90,289 $135,434 $180,578 $225,723 $270,868 $316,012 $361,157
 $  800,000   $122,289 $183,434 $244,578 $305,723 $366,868 $428,012 $489,157
 $1,200,000   $186,289 $279,434 $372,578 $465,723 $558,868 $652,012 $745,157
 $1,500,000   $234,289 $351,434 $468,578 $585,723 $702,868 $820,012 $937,157

                                Messrs. Rose, Hund and Ice and one other executive officer are covered under the current Retirement Plan formula. Estimated annual benefit levels under the BNSF Retirement Plan are not subject to any reduction for Social Security, Railroad Retirement, or other offsets. The estimated annual benefits are computed in the form of a single life annuity and are based on average earnings and years of service at retirement as follows:

                          BNSF RETIREMENT PLAN FORMULA

   Average                           Years of Service
    Annual    --------------------------------------------------------------
 Compensation    10       15       20       25       30       35       40
 ------------ -------- -------- -------- -------- -------- -------- --------
 $  250,000   $ 30,156 $ 45,233 $ 60,311 $ 75,389 $ 90,467 $105,545 $120,622
 $  300,000   $ 37,156 $ 37,607 $ 56,410 $ 75,214 $ 94,017 $112,820 $131,624
 $  400,000   $ 51,156 $ 76,733 $102,311 $127,889 $153,467 $179,045 $204,622
 $  500,000   $ 65,156 $ 97,733 $130,311 $162,889 $195,467 $228,045 $260,622
 $  600,000   $ 79,156 $118,733 $158,311 $197,889 $237,467 $277,045 $316,622
 $  800,000   $107,156 $160,733 $214,311 $267,889 $321,467 $375,045 $428,622
 $1,200,000   $163,156 $244,733 $326,311 $407,889 $489,467 $571,045 $652,622
 $1,500,000   $205,156 $307,733 $410,311 $512,889 $615,467 $718,045 $820,622

Employment Contracts            In January 1997, the Board of Directors
andOther Arrangements           adopted new BNSF change in control agreements
                                to replace existing BNI and SFP Severance
                                Agreements. Messrs. Schultz, Hund, Moreland, and Ice and one other executive officer have the BNSF severance agreement. Mr. Krebs has this agreement but only as to the portion of the severance agreement pertaining to stock awards, and his agreement also has a provision for payment of life insurance premiums due under the Estate Enhancement Program.

                               Under this agreement, in the event of a change in control (as defined in the Company's Trust Agreements as discussed below) and subsequent qualifying termination of employment, a participant would receive benefits equal to:

                               . three times (one time for certain officers)
                                 base salary and target bonus plus a tax make-whole payment (limited to the extent that its value, when aggregated with other benefits or payments, would result in an excise tax under
                                 Section 4999 of the U.S. Internal Revenue
                                 Code);

                               . life, disability, and health benefits for a
                                 period of up to thirty-six months;

                               . vesting of all restricted stock (but not
                                 performance-based restricted stock) and pro rata vesting of stock options upon consummation of a future change in control event; and

                               . outplacement and legal fees and expenses
                                 relating to claims under the severance
                                 agreement.

                               In addition, the tax make-whole payment would be limited to the extent that its value, when aggregated with other benefits or payments, equals three times the "base amount" as defined in Section 280G of the Internal Revenue Code. Moreover, the benefits of the BNSF severance agreement are limited if total benefits would incur an excise tax under Section 4999 of the Code except where the total of the benefits exceeds 120% of three times the "base amount," in which case the benefits will be paid in full with all accompanying excise taxes due.

                               Certain officers, including Mr. Rose, retain benefits under prior BNI agreements. These agreements provide similar benefits except that the bonus would be paid at maximum level, certain additional pension benefits are provided, and a tax make-whole payment is not provided.

                               The Burlington Northern and Santa Fe Railway
                               Company Severance Plan covers all full-time salaried employees, including BNSF executive officers, who are terminated other than for cause as defined in the Severance Plan. A participant will generally be entitled to an amount up to two years' pay based upon a participant's age, length of service and current salary. Benefits under the Severance Plan will not be paid if a participant receives payments under individual severance agreements. BNSF executives who have individual severance agreements may elect to receive benefits under the Severance Plan instead of the severance payments provided by their individual severance agreements, but executive officers other than Mr. Krebs would receive benefits under their individual agreements in excess of those provided by the Severance Plan.

                               In connection with electing Mr. Krebs Chairman of the Company on December 7, 2000, the Board established a base salary for him of $500,000 effective January 1, 2001, and an annual bonus at the discretion of the Compensation Committee for each year he serves as Chairman. The Board also provided for: waiver of payments due the Company under the Estate Enhancement Program; a supplemental pension benefit under the Retirement Plan (adding four additional years of service and four years to his age to determine benefits); relocation benefits as provided to current salaried employees under BNSF's relocation program for any sale of his home and movement of household goods; a two-year consulting and non-compete agreement to commence upon retirement as Chairman with a $250,000 per year consulting fee; and, in lieu of office and secretarial support, a $75,000 per year allowance for 20 years beginning upon his retirement.

Trust Agreements               The Company maintains trust agreements to
                               permit funds to be set aside with respect to the Company's obligation to the individuals named in the Summary Compensation Table and the directors under deferred compensation programs and agreements, retirement commitments, and supplemental retirement plans. To the extent the plans are currently funded, the trusts provide for permanent funding of benefits under the supplemental retirement plans and the Directors' Retirement Plan on a present value basis. The trust agreements further provide for a split-dollar life insurance plan ("Split-dollar Plan") for certain key employees, including Mr. Krebs. The Split-dollar Plan provides for the purchase of life insurance policies covering key employees, and for the payment to each covered employee's beneficiary of a portion of the death benefit payable under such employee's life insurance policy, with the remaining value in each policy to be used to fund the other obligations of the trust. The trust retains all rights to any cash values of the policies and the executive officers pay the cost of term coverage.

                               In the event of a "change in control" of the Company, the trust agreements provide for the payment of amounts which may become due, subject only to the claims of general creditors of the Company in the event that it became bankrupt or insolvent. Any of the following events are considered a "change in control":

                               . any person becomes the beneficial owner of
                                 securities representing 25% or more of the voting power of the Company's outstanding securities;

                               . during any period of two consecutive years,
                                 individuals who at the beginning of this period constitute the Board of Directors for the Company cease to constitute at least a majority of the Board;

                               . The Company's shareholders approve a merger
                                 or consolidation of the Company with another company; or

                               . The Company's shareholders approve a plan of
                                 complete liquidation or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

                              SHAREHOLDER PROPOSAL

--------------------------------------------------------------------------------

One owner of 123 shares of the Company's common stock has given notice that he intends to introduce the following proposal and has furnished the following statement in support of the proposal. The Company will provide the proponent's name and address to shareholders promptly upon receiving an oral or written request.

Resolved: That shareholders urge that the board of directors will solicit shareholder approval for any "shareholder rights" plan that might be adopted, and that if this approval is not granted in the form of a majority of the shares voted, then any rights plan be redeemed.

Supporting Statement

Shareholder rights plans, sometimes called "poison pills," may be adopted by boards at any time. Our company might redeem a pill, adopt another, and redeem that one, three separate moves, between the time this resolution is filed in the fall of 2000, and the time of the 2001 annual meeting in the spring. Yet I believe shareholders frequently oppose pills when they are asked in a vote. This resolution merely urges the board to secure shareholder approval if and when a pill is put in place by the board. The case of Fleming Companies, Inc. and its unpopular pill should serve as a cautionary tale to any board that believes its will supplants shareholder interest. Broadly, the poison pill has come to signify management insulation. By adopting a policy that any shareholder rights plan would be ratified by a shareholder vote, our board could demonstrate a commitment to insure the greatest management care for shareholders.

Last year, BNSF adopted a "poison pill." The company explained this was necessary "to comply with our agreement to combine with Canadian National Railway Company and to preserve our ability to successfully complete this combination." That transaction has now been terminated. The board gave no other reason to justify the pill.

Companies such as Texaco and Compaq have instituted the policy imbedded in this resolution and understandably highlight it as a sign of shareholder accountability. Consider the exponential increase in Wall Street firms with responsible investment products. The pill is a device that stands in between the shareholder and management. By subjecting the pill to shareholder suffrage, BNSF can demonstrate its accountability.

I urge you to vote FOR this resolution.

The Company's Response

Your directors recommend a vote AGAINST this proposal.

On July 20, 2000, BNSF and Canadian National Railway Company (CN) mutually terminated the proposed combination of their companies. Subsequently, our Board voted to redeem the shareholder rights plan required as a condition of the combination agreement. As a result, BNSF shareholders of record on March 12, 2001, will receive a redemption payment of $0.01 per share on April 2, 2001.

In December 1999, our Board adopted a shareholder rights plan in connection with our agreement to combine with CN to form North America's largest rail system. The rights plan was necessitated by the unique ownership provisions of Canadian law prohibiting any person from acquiring 15 percent or more of voting rights in CN's securities. Unfortunately, in May 2000, the Surface Transportation Board imposed a 15-month moratorium on major rail mergers while it developed new merger regulations. In July 2000, following a federal appellate court ruling upholding the moratorium, we announced the termination of the proposed combination.

The proponent suggests that rights plans stand between management and its shareholders. To the contrary, the Board of Directors has a fiduciary duty to and is committed to act in the best interests of BNSF and its shareholders. This duty applies to all actions, including any future adoption of a rights plan.

The Board believes it is important that it retain the flexibility to adopt a rights plan without having to conduct a shareholder vote in order to maintain the plan. A rights plan is designed to improve the Board's ability to protect and advance the interests of BNSF and all of its shareholders. It enhances the ability of the Board to negotiate with potential acquirors and discourages coercive or low-ball takeover tactics that would operate to the detriment of BNSF shareholders. A requirement that we seek shareholder approval for any rights plan could seriously weaken the Board's negotiating position in a hostile situation and leave it less able to protect shareholder interests.

BNSF does not now have a rights plan. The Board believes that it will be able to best maximize shareholder value if it retains the ability to adopt a plan in the future, if warranted in its judgment, to preserve and protect shareholder interests. For these reasons, we believe that adoption of the proposal would not be in the best interest of our shareholders.

We recommend that shareholders vote AGAINST this proposal.

                             ADDITIONAL INFORMATION

--------------------------------------------------------------------------------

Independent                    PricewaterhouseCoopers LLP served as the
Public Accountant              independent public accountant for the Company
                               in 2000. The Company's independent public accountant for 2001 will be selected by the Board at a regular Board meeting to be held in 2001. Representatives of PricewaterhouseCoopers
                               LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                               Audit Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year, were $622,000.

                               All Other Fees. The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than the services described under "Audit Fees" above, for the fiscal year ended December 31, 2000, were $1,469,000. No information technology services relating to financial information systems design and implementation were rendered by PricewaterhouseCoopers LLP during the year.

Audit Committee Report         This report is submitted by the Audit Committee
                               of the Board of Directors.

                               The Board of Directors pursues its
                               responsibility for its oversight of the
                               Company's financial reporting process through the Audit Committee. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are independent as required by the applicable listing standards of the New York Stock Exchange. The Audit Committee operates pursuant to a charter adopted by the Board in March 2000 and revised in February 2001, a copy of which is attached to this proxy statement as Appendix II. The Audit Committee and the Board annually review and reassess the adequacy of the charter.

                               As set forth in the charter, management is responsible for the preparation, presentation and integrity of the Company's financial statements, the maintenance of appropriate accounting and financial reporting principles and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent accounting firm, PricewaterhouseCoopers LLP, is responsible for auditing the Company's financial statements and expressing an opinion on the conformity of the Company's audited financial statements with accounting principles generally accepted in the United States of America. The Audit Committee meets regularly with PricewaterhouseCoopers LLP, management and the Company's internal auditors. PricewaterhouseCoopers LLP and the Company's internal auditors have direct access to the Audit

                               Committee, with and without the presence of management representatives, to discuss the scope and results of their work and their comments on the adequacy of internal accounting controls and the quality of financial reporting.

                               In the performance of our oversight function, we have reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers LLP. We have also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, we have received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and management. Finally, we have considered whether the non-audit services provided by
                               PricewaterhouseCoopers LLP are compatible with their independence.

                               Based on our review and the discussions
                               described above, the Audit Committee
                               recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                               Audit Committee:

                               Robert H. West, Chairman
                               George Deukmejian
                               Vilma S. Martinez
                               Marc J. Shapiro
                               J. Steven Whisler
                               Ronald B. Woodard

Section 16(a)                  Section 16(a) of the Securities Exchange Act of
Beneficial Ownership           1934 requires our directors and executive
Reporting Compliance           officers to file reports of holdings and
                               transactions in BNSF's common stock with the Securities and Exchange Commission. Based on our records and representations from these persons, we believe that all Securities and Exchange Commission beneficial ownership reporting requirements for 2000 were met, with the exception of two late filings with respect to six transactions over three days by Robert
                               D. Krebs, a director and executive officer, one late filing with respect to two transactions on one day by Jeffrey R. Moreland, an executive officer, and one late filing with respect to one transaction by Michael B. Yanney, a director of BNSF.

Advance Notice                 Shareholder Proposals for Annual Meeting in
Procedures                     2002. Proposals by shareholders to be
                               considered for inclusion in the proxy materials solicited by the directors for the annual meeting in 2002 must be received by the Corporate Secretary, 2650 Lou Menk Drive, Fort
                               Worth, Texas 76131-2830, no later than
                               November 13, 2001. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must also comply with Rule 14a-8 and all other applicable provisions of Regulation 14A under the Securities Exchange Act of 1934.

                               Other Shareholder Business at Annual Meeting in 2002. For other business to be introduced at the annual meeting in 2002, including proposals not submitted pursuant to Rule 14a-8 for inclusion in our proxy materials, shareholders must send advance notice in writing to the Corporate Secretary. To be timely, notice must be received no later than December 19, 2001 and no earlier than November 19, 2001. The advance notice must also meet the other requirements of
                               Article II, Section 10 of the Company's By-
                               Laws. You may obtain a copy of our By-Laws by writing to our Corporate Secretary, Marsha K. Morgan.

                               Shareholder Nomination of Directors. The
                               Directors and Corporate Governance Committee will consider candidates for election as director as recommended by shareholders. Any such recommendation, together with the person's qualifications and consent to being considered as a nominee, should be sent in writing to the Corporate Secretary on or before November 30 of the year preceding the annual meeting to permit adequate time for review by the Committee.

                               Shareholders intending to nominate a candidate for election as director at the annual meeting in 2002 must give advance notice in writing to the Corporate Secretary. To be timely, notice must be received no later than December 19, 2001 and no earlier than November 19, 2001. The advance notice must also meet the other requirements of Article XII, Section 3 of the Company's By-Laws.

Other Business                 If any matters other than those set forth above
                               are properly brought before the meeting, including any shareholder proposals omitted from the proxy materials pursuant to SEC rules, it is intended that the persons acting under the proxy will vote the proxies given to the Company in accordance with their best judgment.

                               One shareholder (together with one other person on one proposal) has indicated to the Company that he intends to present proposals at the annual meeting pursuant to the advance notice of shareholder business provision of our By-laws. These proposals, if made at the meeting, would recommend: (1) shortening the advance notice required for shareholder proposals and nominations; inviting shareholders to Board meetings; appointing a committee on corporate governance including employees and former employees; and terminating officers who have "inappropriately disciplined" employees with respect to safety matters; (2) retaining faculty members as consultants to review shareholder proposals and concerns; (3) adopting a by-law creating a three-member shareholder representatives committee to review the management of the business and affairs of the Company; (4) developing a railroad crossing safety policy plan; (5) directing the cancellation of and prohibiting the imposition of certain employment policies on scheduled employees; (6) ceasing efforts to construct a refueling station in Idaho and disclosing remediation costs and information at sites, and developing environmental risk controls; (7) developing plans tying dividends to performance benchmarks similar to the way executive compensation is determined, and tying executive bonuses to increases in dividends; and (8) encouraging diversity in employment at the Company and on the Board, and related recommendations concerning the use of racially derogatory terms and promotion policies.

                               We believe that these issues are currently being addressed by the Company or the Board and that such proposals would require a duplication of effort or an inefficent use of resources. All of these proposals, except the first one, were submitted for inclusion in this proxy statement but were omitted pursuant to the rules of the Securities and Exchange Commission. The Company believes that these proposals may be ruled out of order, but if these proposals are properly presented and are in order at the annual meeting, the persons acting under the proxy intend to vote against them. The Company also has received notices from the shareholder and from members of his family that at the meeting they intend to nominate him, two current employees of a Company subsidiary, the husband of a former employee, and two other persons for election as directors of the Company. The Board knows of no other business that may properly come before the meeting.

Your Vote is Important         If you are going to vote by mail, we encourage
                               you to specify your choices by marking the appropriate boxes on the enclosed proxy card.
                               However, you do not need to mark any boxes if you wish to vote according to the Board of Directors' recommendations; just sign, date and return the proxy in the enclosed envelope. If you are going to vote your proxy by telephone, simply follow the instructions on the enclosed proxy card. Thank you for your cooperation and your prompt response.

                               By order of the Board of Directors.

                               Marsha K. Morgan
                               Vice President-Investor Relations and
                               Corporate Secretary

                               March 13, 2001

                                                                     APPENDIX I

      BURLINGTON NORTHERN SANTA FE 1999 STOCK INCENTIVE PLAN, AS AMENDED

                                   SECTION 1

                             STATEMENT OF PURPOSE

   1.1. The BURLINGTON NORTHERN SANTA FE 1999 STOCK INCENTIVE PLAN (the "Plan") has been established by BURLINGTON NORTHERN SANTA FE CORPORATION (the "Company") to:

  (a) attract and retain executive, managerial and other salaried employees;

  (b) motivate participating employees, by means of appropriate incentives, to achieve long-range goals;

  (c) provide incentive compensation opportunities that are competitive with those of other major corporations; and

  (d) further identify a Participant's interests with those of the Company's other stockholders through compensation that is based on the Company's common stock;

and thereby promote long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

                                   SECTION 2

                                  DEFINITIONS

   2.1. Unless the context indicates otherwise, the following terms shall have the meanings set forth below:

  (a) Award. The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, Restricted Stock, Restricted Stock Units, Performance Stock, or Stock acquired through purchase under Section 10.

  (b) Board. The term "Board" shall mean the Board of Directors of the Company.

  (c) Cause. The term "Cause" shall mean (a) the willful and continued failure by the Participant to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness), or (b) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act, shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

  (d) Change in Control. A "Change in Control" shall be deemed to have occurred if

    (1) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

    (2) during any period of two consecutive years (not including any period prior to the effective date of this provision), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3) or (4) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

    (3) the stockholders of the Company approve a merger or consolidation of the Company with any other company other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of the Company's then outstanding securities; or

    (4) the stockholders of the Company adopt a plan of complete liquidation of the Company or approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. For purposes of this clause (4), the term "the sale or disposition by the Company of all or substantially all of the Company's assets" shall mean a sale or other disposition transaction or series of related transactions involving assets of the company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board of Directors of the Company determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Company (as hereinafter defined). For purposes of the preceding sentence, the "fair market value of the Company" shall be the aggregate market value of the outstanding shares of Stock (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities. The aggregate market value of the shares of Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") shall be determined by the average closing price of the shares of Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Stock or by such other method as the Board of Directors of the Company shall determine is appropriate.

        Notwithstanding the foregoing, a merger, consolidation, acquisition of common control, or business combination of the Company and a Class I Railroad or a holding company of a Class I railroad that is approved by the Board shall not constitute a "Change in Control" unless the Board makes a determination that the transaction shall constitute a "Change in Control".

  (e) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

  (f) Date of Termination. A Participant's "Date of Termination" shall be the date on which his employment with all Employers and Related Companies terminates for any reason; provided that a Date of Termination shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company (including Employers) or between two Related Companies (including Employers); and further provided that unless agreed otherwise by the Participant, a

      Participant's employment shall not be considered terminated while the Participant is on a leave of absence from an Employer or a Related Company approved by the Participant's employer.

  (g) Disability. Except as otherwise provided by the Committee, a Participant shall be considered to have a "Disability" during the period in which he is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the discretion of the Committee, is expected to have a duration of not less than 120 days.

  (h) Employee. The term "Employee" shall mean a person with an employment relationship with the Company or a Related Company.

  (i) Employer. The Company and each Related Company which, with the consent of the Company, participates in the Plan for the benefit of its eligible employees are referred to collectively as the "Employers" and individually as an "Employer".

  (j) Fair Market Value. The "Fair Market Value" of the Stock shall be the mean between the highest and lowest quoted sales prices of a share of Common Stock on the New York Stock Exchange Composite Transaction Report; provided, that if there were no sales on the valuation date but there were sales on dates within a reasonable period both before and after the valuation date, the Fair Market Value is the weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the valuation date. The average is to be weighed inversely by the respective numbers of trading days between the selling dates and the valuation date and shall be determined in good faith by the Committee.

  (k) Immediate Family. With respect to a particular Participant, the term "Immediate Family" shall mean the Participant's spouse, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren.

  (l) Option. The term "Option" shall mean any Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

  (m) Participant. The term "Participant" means an Employee who has been granted an award under the Plan.

  (n) Performance-Based Compensation. The term "Performance-Based
      Compensation" shall have the meaning ascribed to it in section 162(m)(4)(C) of the Code.

  (o) Performance Period. The term "Performance Period" shall mean the period over which applicable performance is to be measured.

  (p) Qualified Retirement Plan. The term "Qualified Retirement Plan" means any plan of the Company or a Related Company that is intended to be qualified under section 401(a) of the Code.

  (q) Related Companies. The term "Related Company" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

  (r) Restricted Period. The term "Restricted Period" shall mean the period of time for which Restricted Stock is subject to forfeiture pursuant to the Plan or during which Options and Stock Appreciation Rights are not exercisable.

  (s) Retirement. "Retirement" of a Participant shall mean the occurrence of a Participant's Date of Termination under circumstances that constitute a retirement with immediate eligibility for benefits under Article 6 or
      Article 7 of the Burlington Northern Santa Fe Retirement Plan, or under the terms of the Qualified Retirement Plan of an Employer or Related Company that is extended to the Participant immediately prior to the Participant's Date of Termination or, if no such plan is extended to the Participant on his Date of Termination, under the terms of any applicable retirement policy of the Participant's employer.

  (t) SEC. "SEC" shall mean the United States Securities and Exchange
      Commission.

  (u) Stock. The term "Stock" shall mean shares of common stock of the Company, par value $0.01 per share.

                                   SECTION 3

                                  ELIGIBILITY

   3.1. The Committee shall determine and designate from time to time, from among the salaried, full-time officers and employees of the Employers those Employees who will be granted one or more awards under the Plan.

                                   SECTION 4

                          OPERATION AND ADMINISTRATION

   4.1. Subject to the approval of the stockholders of the Company at the Company's 1999 annual meeting of the stockholders, the Plan shall be effective as of January 1, 1999 ("Effective Date"), provided however, that any awards made under the Plan prior to approval by stockholders, shall be contingent on approval of the Plan by stockholders of the Company and all dividends on Awards shall be held by the Company and paid only upon such approval and all other rights of a Participant in connection with an Award shall not be effective until such approval is obtained. The Plan shall be unlimited and remain in effect until termination by the Board, provided however, that no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the Effective Date or, if earlier, the date the Plan is adopted by the Board.

   4.2. The Plan shall be administered by the Compensation Committee of the Board ("Committee") which shall be selected by the Board, shall consist solely of members of the Board who are not employees or officers of the Company or any Related Company and are not eligible to participate in the Plan, and shall consist of not less than two members of the Board who meet the definition of a "Non-Employee Director" under SEC Rule 16b-3 or such greater number as may be required for compliance with SEC Rule 16b-3. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

  (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select Employees to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective Employee, his present and potential contribution to the Company's success, and such other factors as the Committee deems relevant.

  (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation as described in Code section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

  (c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

  (d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

  (e) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

  (f) Except to the extent prohibited by applicable law or the rules of any stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and other than in respect to eligibility, times of Awards, and terms, conditions, performance criteria, restrictions and other provisions of Awards, and except as otherwise provided by the Committee from time to time, the Committee delegates its responsibilities and powers to the Vice President-Human Resources or his successor. Any such allocation or delegation may be revoked by the Committee at any time.

  (g) No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Employers be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Employers. The Committee, the individual members thereof, and persons acting as the authorized delegates of the committee under the plan, shall be indemnified by the Employers against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

   4.3. Notwithstanding any other provision of the Plan to the contrary, no Participant shall receive any Award of an Option under the Plan to the extent that the sum of:

  (a) the number of shares of Stock subject to such Award;

  (b) the number of shares of Stock subject to all other prior Awards of Options under the Plan during the one-year period ending on the date of the Award; and

  (c) the number of shares of Stock subject to all other prior stock options granted to the Participant under other plans or arrangements of the Employers and Related Companies during the one-year period ending on the date of the Award;

would exceed the Participant's Individual Limit under the Plan. The determination made under the foregoing provisions of this subsection 4.3 shall be based on the shares subject to the awards at the time of grant, regardless of when the awards become exercisable. Subject to the provisions of Section 13, a Participant's "Individual Limit" shall be 1,000,000 shares per calendar year.

   4.4. To the extent that the Committee determines that it is necessary or desirable to conform any Awards under the Plan with the requirements applicable to "Performance-Based Compensation", as that term is used in Code section 162(m)(4)(C), it may, at or prior to the time an Award is granted, take such steps and impose such restrictions with respect to such Award as it determines to be necessary to satisfy such requirements. To the extent that it is necessary to establish performance goals for a particular performance period, those goals will be based on one or more of the following business criteria: net income, earnings per share, debt reduction, safety, on-time train performance, return on investment, operating ratio, cash flow, return on assets, stockholders return, revenue, customer satisfaction, and return on equity. If the Committee establishes performance goals for a performance period relating to one or more of these business criteria, the Committee may determine to approve a payment for that particular performance period upon attainment of the performance goal relating to any one or more of such criteria.

                                   SECTION 5

                        SHARES AVAILABLE UNDER THE PLAN

   5.1 The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or treasury shares acquired by the Company, including shares purchased in open market or in private transactions. Subject to the provisions of Section 12, the total number of shares of Stock available for grant of Awards shall not exceed twenty-nine million (29,000,000) shares of Stock. Except as otherwise provided herein, any shares subject to an Award which for any reason expires or is terminated without issuance of shares (whether or not cash or other consideration is paid to a Participant in respect to such Award) as well as shares used to pay an Option Purchase Price under this Plan or a predecessor plan shall again be available under the Plan.

                                   SECTION 6

                                    OPTIONS

   6.1. The grant of an "Option" under this Section 6 entitles the Participant to purchase shares of Stock at a price fixed at the time the Option is granted, or at a price determined under a method established at the time the Option is granted, subject to the terms of this Section 6. Options granted under this section may be either Incentive Stock Options or Non-Qualified Stock Options, and subject to Sections 11 and 16, shall not be exercisable for six months from date of grant, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "Non-Qualified Stock Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.

   6.2. The Committee shall designate the Participants to whom Options are to be granted under this Section 6 and shall determine the number of shares of Stock to be subject to each such Option. To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by section 422 of the Code.

   6.3. The determination and payment of the purchase price of a share of Stock under each Option granted under this section shall be subject to the following:

  (a) The purchase price shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; provided, however, that in no event shall such price be less than Fair Market Value on the date of the grant.

  (b) Subject to the following provisions of this subsection 6.3, the full purchase price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

  (c) The purchase price shall be payable in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise).

  (d) A Participant may elect to pay the purchase price upon the exercise of an Option through a cashless exercise arrangement as may be established by the Company.

   6.4. Except as otherwise expressly provided in the Plan, an Option granted under this Section 6 shall be exercisable as follows:

   The terms and conditions relating to exercise of an Option shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise of the Option, or achievement of Stock ownership objectives by the Participant. No Option may be exercised by a Participant after the expiration date applicable to that Option.

   6.5. The exercise period of any Option shall be determined by the Committee and shall not extend more than ten years after the Date of Grant.

   6.6. In the event the Participant exercises an Option under this Plan or a predecessor plan of the Company or a Related Company and pays all or a portion of the purchase price in Common Stock, in the manner permitted by subsection 6.3, such Participant, pursuant to the exercise of Committee discretion at the time the Option is exercised or to the extent previously authorized by the Committee, may be issued a new Option to purchase additional shares of Stock equal to the number of shares of Stock surrendered to the Company in such payment. Such new Option shall have an exercise price equal to the Fair Market Value per share on the date such new Option is granted, shall first be exercisable six months from the date of grant of the new Option and shall have an expiration date on the same date as the expiration date of the original Option so exercised by payment of the purchase price in shares of Stock.

                                   SECTION 7

                                RESTRICTED STOCK

   7.1. Subject to the terms of this Section 7, Restricted Stock Awards under the Plan are grants of Stock to Participants, the vesting of which is subject to certain conditions established by the Committee, with some or all of those conditions relating to events (such as performance or continued employment) occurring after the date of grant, provided however that to the extent that vesting of a Restricted Stock Award is contingent on continued employment, the required employment period shall not generally be less than three years following the grant of the Award unless such grant is in substitution for an Award under this Plan or a predecessor plan of the Company or a Related Company.

   7.2. The Committee shall designate the Participants to whom Restricted Stock is to be granted, and the number of shares of Stock that are subject to each such Award. In no event shall more than four million shares be granted under Sections 7, 8 and 9 of the Plan. The Award of shares under this Section 7 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

   7.3. Shares of Restricted Stock granted to Participants under the Plan shall be subject to the following terms and conditions:

  (a) Except as otherwise hereinafter provided, Restricted Stock granted to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except for such restrictions, the Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee or as otherwise provided by the Plan, the right to receive all dividends paid on such shares.

  (b) Each certificate issued in respect of shares of Restricted Stock granted under the Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited with the Company with a stock power endorsed in blank or in a bank designated by the Committee.

  (c) The Committee may award Performance-Based Restricted Stock, which shall be Restricted Stock that becomes vested (or for which vesting is accelerated) upon the achievement of performance goals established by the Committee. The Committee may specify the number of shares that will vest upon achievement of different levels of performance. Except as otherwise provided by the Committee, achievement of maximum targets during the Performance Period shall result in the Participant's receipt of the full Performance-Based Restricted Stock Award. For achievement of the minimum target but less than the maximum target the Committee may establish a portion of the Award which the Participant is entitled to receive.

  (d) Except as otherwise provided by the Committee, any Restricted Stock which is not earned by the end of a Performance Period shall be forfeited. If a Participant's Date of Termination occurs during a Performance Period with respect to any Restricted Stock subject to a Performance Period granted to him, the Committee may determine that the Participant will be entitled to settlement of all or any portion of the Restricted Stock subject to a Performance Period as to which he would otherwise be eligible, and may accelerate the determination of the value and settlement of such Restricted Stock subject to a Performance Period or make such other adjustments as the Committee, in its sole discretion, deems desirable. Subject to the limitations of the Plan and the Award of Restricted Stock, upon the vesting of Restricted Stock, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiary or heir).

                                   SECTION 8

                             RESTRICTED STOCK UNITS

   8.1. Subject to the terms of this Section 8, a Restricted Stock Unit entitles a Participant to receive shares for the units at the end of a Restricted Period to the extent provided by the Award with the vesting of such units to be contingent upon such conditions as may be established by the Committee (such as continued employment which, when required shall be not less than three years or satisfaction of performance criteria). The Award of Restricted Stock Units under this Section 8 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

   8.2. The Committee shall designate the Participants to whom Restricted Stock Units shall be granted and the number of units that are subject to each such Award. In no event shall more than four million shares be granted under Sections 7, 8 and 9 of the Plan. During any period in which units are outstanding and have not been settled in stock, the Participant shall not have the rights of a stockholder, but shall have the right to receive a payment from the Company in lieu of a dividend in an amount equal to such dividends and at such times as dividends would otherwise be paid.

   8.3. If a Participant's Date of Termination occurs during a Restricted Period with respect to any Restricted Stock Units granted to him, the Committee may determine that the Participant will be entitled to settlement of all or any portion of the Restricted Stock Units as to which he would otherwise be eligible, and may accelerate the determination of the value and settlement of such Restricted Stock Units or make such other adjustments as the Committee, in its sole discretion, deems desirable.

                                   SECTION 9

                               PERFORMANCE STOCK

   9.1. Subject to the terms of this Section 9, a Performance Stock Award provides for the distribution of Stock to a Participant upon the achievement of performance objectives established by the Committee. For purposes of the Plan, the "Performance Period" with respect to any Award shall be the period over which the applicable performance is to be measured.

   9.2. The Committee shall designate the Participants to whom Performance Stock Awards are to be granted, and the number of shares of Stock that are subject to each such Award. In no event shall more than four million shares be granted under Sections 7, 8 and 9 of the Plan. The Award of shares under this
Section 9 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program.

   9.3. If a Participant's Date of Termination occurs during a Performance Period with respect to any Performance Stock granted to him, the Committee may determine that the Participant will be entitled to settlement of all or any portion of the Performance Stock as to which he would otherwise be eligible, and may accelerate the determination of the value and settlement of such Performance Stock or make such other adjustments as the Committee, in its sole discretion, deems desirable.

                                   SECTION 10

                             STOCK PURCHASE PROGRAM

   10.1. The Committee may, from time to time, establish one or more programs under which Participants will be permitted to purchase shares of Stock under the Plan, and shall designate the Participants eligible to participate under such Stock purchase programs. The purchase price for shares of Stock available under such programs, and other terms and conditions of such programs, shall be established by the Committee. The purchase price may not be less than 75% of the Fair Market Value of the Stock at the time of purchase (or, in the Committee's discretion, the average Stock value over a period determined by the Committee), and further provided that the purchase price may not be less than par value.

   10.2. The Committee may impose such restrictions with respect to shares purchased under this section, as the Committee determines to be appropriate. Such restrictions may include, without limitation, restrictions of the type that may be imposed with respect to Restricted Stock under Section 7.

                                   SECTION 11

                           TERMINATION OF EMPLOYMENT

   11.1. If a Participant's Date of Termination occurs for any reason other than death, Disability, Retirement, or by reason of the Participant's employment being terminated by the Participant's employer for any reason other than Cause, all outstanding Awards shall be forfeited.

   11.2. If a Participant's Date of Termination occurs by reason of death, all Options outstanding immediately prior to the Participant's Date of Termination shall immediately become exercisable and all restrictions on Restricted Stock, Restricted Stock Units, Performance Stock and shares purchased under the Stock Purchase Program outstanding immediately prior to the Participant's Date of Termination shall lapse.

   11.3. If a Participant's Date of Termination occurs by reason of Disability or Retirement, the Restricted Period shall lapse on a proportion of any Awards outstanding immediately prior to the Participant's Date of Termination (except to the extent that an Award of Restricted Stock, Restricted Stock Units, and Performance Stock is subject to a Performance Period, such proportion of the Award shall remain subject to the same terms and conditions for vesting as were in effect prior to termination). The proportion of an Award upon which the Restricted Period shall lapse shall be a fraction, the denominator of which is the total number of months of any Restricted Period applicable to an Award and the numerator of which is the number of months of such Restricted Period which elapsed prior to the Date of Termination.

   11.4. If a Participant's Date of Termination occurs by reason of the Participant's employment being terminated by the Participant's employer for any reason other than for Cause, the Restricted Period shall lapse on a proportion of any outstanding Awards (except Restricted Stock and Restricted Stock Units subject only to a Performance Period, and Performance Stock which shall be forfeited). The proportion of an Award upon which the Restricted Period shall lapse shall be a fraction, the denominator of which is the total number of months of any Restricted Period applicable to an Award and the numerator of which is the number of months of such Restricted Period which elapsed prior to the Date of Termination.

   11.5. Non-Qualified Stock Options which are exercisable at the time of (or become exercisable by reason of) the Participant's death, Disability, Retirement, or other termination of employment by the Participant's employer for reasons other than Cause shall expire on the expiration date set forth in the award or, if earlier:

  (a) five years after the Date of Termination, if the Participant's termination occurs because of death, Disability, or Retirement; and

  (b) five years after the Date of Termination, if the Participant's employment is terminated by the Participant's employer for reasons other than Cause.

   Incentive Stock Options which are exercisable at the time of (or become exercisable by reason of) the Participant's death, Disability, Retirement, or other termination of employment by the Participant's employer for reasons other than Cause and not exercised prior to the Date of Termination shall be treated as Non-Qualified Stock Options on the day following the Date of Termination and shall expire on the expiration date set forth in the award or, if earlier:

  (i) five years after the Date of Termination, if the Participant's termination occurs because of death, Disability, or Retirement; and

  (ii) five years after the Date of Termination, if the Participant's employment is terminated by the Participant's employer for reasons other than Cause.

   11.6. If a Participant's employment is terminated by the Participant's employer for reasons other than Cause in connection with a merger, consolidation, acquisition of common control, or business combination of the Company and a Class I Railroad or a holding company of a Class I Railroad:

  (a) All outstanding options then held by the Participant shall become exercisable on the Participant's Date of Termination.

  (b) Any restrictions on awards held by the Participant as of the Participant's Date of Termination shall lapse and all Awards vested as if all performance objectives have been attained.

   11.7. Except to the extent the Committee shall otherwise determine, if as a result of a sale or other transaction, a Participant's employer ceases to be a Related Company (and the Participant's employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the Employer.

   11.8. Notwithstanding the foregoing provisions of this section, the Committee may, with respect to any Awards of a Participant (or portion thereof) that are outstanding immediately prior to the Participant's Date of Termination, determine that a Participant's Date of Termination will not result in forfeiture or other termination of the Award.

                                   SECTION 12

                             ADJUSTMENTS TO SHARES

   12.1. If the Company shall effect a reorganization, merger, or consolidation, or similar event or effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, spin-off, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the

Committee shall adjust (i) the number of shares of Stock available under the Plan; (ii) the number of shares available under any individual or other limits;
(iii) the number of shares of Stock subject to outstanding Awards; and (iv) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per share with respect to the Award.

   12.2. If the Committee determines that the adjustments in accordance with the foregoing provisions of this section would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments to the Awards to the extent that the Committee determines such adjustments are consistent with the purposes of the Plan and of the affected Awards.

                                   SECTION 13

                           TRANSFERABILITY OF AWARDS

   13.1. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this Section 13, the Committee may permit Awards under the Plan (other than an Incentive Stock Option) to be transferred by a Participant for no consideration to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of a Participant's Immediate Family or to a Family Partnership for members of the Immediate Family), subject to such limits as the Committee may establish and the transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer.

                                   SECTION 14

                                AWARD AGREEMENT

   14.1. Each employee granted an Award pursuant to the Plan shall sign an Award Agreement which signifies the offer of the Award by the Company and the acceptance of the Award by the employee in accordance with the terms of the Award and the provisions of the Plan. Each Award Agreement shall reflect the terms and conditions of the Award. Participation in the Plan shall confer no rights to continued employment with the Company nor shall it restrict the right of the Company to terminate a Participant's employment at any time.

                                   SECTION 15

                                TAX WITHHOLDING

   15.1. All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations shall be satisfied (without regard to whether the Participant has transferred an Award under the Plan) by a cash remittance, or with the consent of the Committee, through the surrender of shares of Stock which the Participant owns or to which the Participant is otherwise entitled under the Plan pursuant to an irrevocable election submitted by the Participant to the Company at the office designated for such purpose. The number of shares of Stock needed to be submitted in payment of the taxes shall be determined using the Fair Market Value as of the applicable tax date rounding down to the nearest whole share; provided that no election to have shares of Stock withheld from an Award or submission of shares shall be effective with respect to an Award which was transferred by a Participant in accordance with the Plan.

                                   SECTION 16

                               CHANGE IN CONTROL

   16.1. Subject to the provisions of Section 12 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Agreement reflecting the applicable Award, upon the occurrence of a Change in Control:

  (a) All outstanding Options shall become fully exercisable.

  (b) All shares of Restricted Stock, Restricted Stock Units and Performance Stock shall become fully vested.

  (c) All vesting restrictions imposed under Section 10 (relating to restrictions on shares purchased by the Participants) shall cease to apply, and the Participant shall become fully vested in those shares.

                                   SECTION 17

                           TERMINATION AND AMENDMENT

   17.1. The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would increase the aggregate number of shares which may be issued under the Plan; materially increase the benefits accruing to Participants under the Plan; or materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Company's stockholders, except that any such increase or modification that may result from adjustments authorized by Section 12 does not require such approval. No suspension, termination, modification or amendment of the Plan may terminate a Participant's existing Award or materially and adversely affect a Participant's rights under such Award without the Participant's consent.

                                                                     APPENDIX II

                    BURLINGTON NORTHERN SANTA FE CORPORATION

                            Audit Committee Charter

Organization

The Committee shall be composed of at least three directors, each of whom shall be free of any relationship that, in the business judgment of the Board, would interfere with the exercise of their independence from management and the Company. Each Committee member shall also be financially literate as this qualification is interpreted by the Board, or become financially literate within a reasonable time after appointment to the Committee, and at least one member of the Committee shall possess accounting or related financial management expertise. In determining financial expertise, the Board may consider past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background, including being or having been a chief executive officer or other senior officer with financial oversight responsibilities. In addition to these requirements for Committee members, the Board shall consider other applicable stock exchange or regulatory requirements in determining a director's eligibility to serve on the Committee.

Statement of Policy

The Committee shall provide assistance to the Board in: (i) fulfilling its oversight of the corporate accounting and reporting practices of the Company and the financial reports and related independent audits of the Company, (ii) selecting the independent auditors, and (iii) evaluating the independence of the independent auditors. In so doing, it is the responsibility of the Committee to maintain free and open means of communication among the Board, the independent auditors, the internal auditors, and the financial management of the Company.

Responsibilities

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to provide oversight to the Board and shareholders to help ensure that the corporate accounting and reporting practices of the Company are in accordance with all applicable requirements. The function of the Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the internal audit department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The external auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Company's annual financial statements, reviews of the quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that the members of the Committee are not employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including in respect of auditor independence. Therefore, it is not the duty or responsibility of the Committee to conduct "field work" or other types of auditing or accounting reviews or procedures, or to set audit or independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity and skill of those persons and organizations within and outside the Company from which it receives information, and (ii) the accuracy of the financial and other information provided by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board).

In carrying out these responsibilities, the Committee will:

 . Review and recommend to the Board the independent accountants to be selected to audit the financial statements of the Company and its subsidiaries. Such independent accountants shall be ultimately accountable to the Board and the Committee as representatives of the shareholders, and the Board and the Committee shall have the ultimate responsibility to select, evaluate and, where appropriate, to replace the independent accountants.

 . Require that the independent accountants annually provide a formal written statement delineating all relationships between the independent accountants and the Company, consistent with the Independence Standards Board (ISB) Standard No. 1 (it being understood that the independent accountants are responsible for the accuracy and completeness of the statement). The Committee shall be responsible for actively engaging in a dialogue with the independent accountants, and recommending action to the Board as appropriate, with respect to any disclosed relationships or services which may affect the objectivity and independence of the independent accountants.

 . Meet with the independent accountants and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion of such audit, including any comments or recommendations of the independent accountants.

 . Review with the independent accountants, the Company's internal auditors, and the financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures may be desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

 . Review the internal audit function of the Company including its independence, the proposed audit plans for the coming year, the coordination of such plans with the independent accountants, and periodically receive a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

 . Discuss, or the Committee Chair will discuss, matters identified during the independent accountants' review of interim financial information with the independent accountants and management prior to the filing of the Company's Quarterly Report on Form 10-Q.

 . Review the financial statements to be included in the Annual Report on Form
  10-K with management and the independent accountants to determine that the independent accountants are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

 . Discuss with the independent accountants and the Company's financial management the independent accountants judgments about the quality of the Company's accounting principles as applied in its financial reporting, and significant judgments affecting the financial statements. The discussion should include such matters as the consistency of application of accounting policies and the clarity and completeness of the Company's accounting information contained in the financial statements and related disclosures.

 . Review and reassess the adequacy of this charter on an annual basis.

 . As required by the applicable regulations, (i) review and approve disclosures concerning fees and other matters, including consideration by the Committee of whether non-audit services provided by the independent accountants are compatible with maintaining the independent accountants' independence, and
  (ii) provide a report in the annual proxy statement disclosing that the Committee has: (a) reviewed and discussed the audited financial statements with management, (b) discussed with the independent accountants the matters required to be discussed by SAS 61, as may be modified or supplemented, (c) received the written disclosures and the letter from the independent auditors required by the ISB Standard No. 1, as may be modified or supplemented, and has discussed with them the independent accountants independence and

 (d) disclosed that based on the review and discussions described in (a) through (c) above, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

 . Provide sufficient opportunity for the internal auditors and independent accountants to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent accountants' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent accountants received during the course of the audit.

 . Discuss significant Audit Committee matters with the full Board.

 . Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or independent accountants for this purpose if, in its judgment, that is appropriate.

Resources and Authority

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside accountants for special audits, reviews, and other procedures and to retain special counsel and other experts or consultants.

                                  [BNSF LOGO]

[X]  Please mark your
     votes as in this
     example.

6677

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR LISTED BELOW, "FOR" APPROVAL OF THE BURLINGTON NORTHERN SANTA FE 1999 STOCK INCENTIVE PLAN, AS AMENDED, AND "AGAINST" THE SHAREHOLDER PROPOSAL CONCERNING A SHAREHOLDER RIGHTS PLAN.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED BELOW, "FOR" APPROVAL OF THE BURLINGTON NORTHERN SANTA FE 1999 STOCK INCENTIVE PLAN, AS AMENDED, AND "AGAINST" THE SHAREHOLDER PROPOSAL CONCERNING SHAREHOLDER RIGHTS PLANS.

                             FOR    WITHHELD
1.   Election of Directors   [ ]      [ ]       If marked, vote is withheld from
                                                all nominees listed.

                                    NOMINEES FOR DIRECTOR:

                                    01. J.J. Burns, Jr.,
                                    02. R.D. Krebs,
                                    03. B.M. Lindig,
                                    04. V.S.  Martinez,
                                    05. R.S. Roberts,
                                    06. M.K. Rose,
                                    07. M.J. Shapiro,
                                    08.  A.R. Weber,
                                    09. R.H. West,
                                    10. J.S. Whisler,
                                    11. E.E. Whitacre, Jr.,
                                    12.  M.B. Yanney.

For, except vote withheld from the following nominee(s):

-------------------------------------------------------

                                                        FOR  AGAINST  ABSTAIN
2.   Approval of Burlington Northern Santa Fe
     1999 Stock Incentive Plan, as amended.             [ ]    [ ]      [ ]

3.   Shareholder Proposal concerning share-
     holder rights plans.                               [ ]    [ ]      [ ]


     I plan to attend the Annual Meeting of
     Shareholders.                                      [ ]

     --------------------------------------


             In their discretion, the proxies are authorized to vote upon such other business as is properly brought before the meeting.

             Please sign EXACTLY as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This proxy votes all shares held in all capacities.


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                ----------------------------------------------------------------
                SIGNATURE(S) IF HELD JOINTLY,     TITLE OR AUTHORITY     DATE


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      [FOLD AND DETACH PROXY CARD HERE AND RETURN IN ENCLOSED ENVELOPE;
                           RETAIN ADMISSION TICKET]


        NOW YOU CAN VOTE BY TELEPHONE 24 HOURS A DAY AND 7 DAYS A WEEK

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. Please follow these easy steps:

Call toll free 1-877-PRX-VOTE (1-877-779-8683) on a touch tone telephone.

Shareholders residing outside the United States, Canada and Puerto Rico should call 1-201-536-8073.

Use the Control Number located in the box above, just below the perforation.

Enter the Control Number exactly as it appears.

Follow the recorded instructions. Your telephone vote must be received by 12:00 midnight New York time on April 17, 2001.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card above.

           --------------------------------------------------------
           IF YOU PLAN ON ATTENDING THE 2001 ANNUAL MEETING, PLEASE MARK THE BOX ON THE PROXY CARD ABOVE, AND BRING THIS TICKET WITH YOU FOR ADMITTANCE AT THE ANNUAL MEETING.
           --------------------------------------------------------

--------------------------------------------------------------------------------
                                ADMISSION CARD

                    Burlington Northern Santa Fe Corporation
                    Annual Meeting of Shareholders
                    April 18, 2001, 2:00 p.m.
                    The Fort Worth Club
                    Horizon Room
                    306 West 7th Street
                    Fort Worth, Texas

                   Burlington Northern SANTA FE CORPORATION
                              2650 Lou Menk Drive
                         Fort Worth, Texas  76131-2830

          This Proxy is solicited on behalf of the Board of Directors. The undersigned, revoking any proxy previously given, hereby appoints Jeffrey
     R. Moreland and Marsha K. Morgan, and each of them, proxy for the
P    undersigned, with power of substitution, to vote as specified herein, all
R    Common Stock held by the undersigned, with the same force and effect as the
O    undersigned would be entitled to vote if personally present, at the annual
X    meeting of shareholders of the Company to be held at The Fort Worth Club,
Y 306 West 7th Street, Fort Worth, Texas, Wednesday, April 18, 2001, at 2:00 p.m. and at any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as is properly brought before the meeting.

          You are encouraged to specify your choices by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation; however, the proxies appointed above cannot vote your shares unless you sign and return this card, or vote by telephone as explained on the other side.

          If you are a participant in any of the following employee benefit plans of the Company, this card also constitutes voting instructions for any shares held for the stockholder in the Burlington Northern Santa Fe Investment and Retirement Plan, Burlington Northern 401(k) Plan for TCU Employees, and Burlington Northern Santa Fe Non-Salaried Employees 401(k) Retirement Plan. If you are a participant in any of these plans, your shares will be voted in accordance with the terms of such plan.


                IMPORTANT-PLEASE SIGN AND DATE ON REVERSE SIDE

                                                                    SEE REVERSE
                                                                       SIDE

-------------------------------------------------------------------------------
[Fold and Detach proxy card Here AND RETURN IN ENCLOSED POSTAGE-PAID ENVELOPE TO VOTE BY MAIL]


                   BURLINGTON NORTHERN SANTA FE CORPORATION
                        ANNUAL MEETING OF SHAREHOLDERS
                           APRIL 18, 2001, 2:00 P.M.
                              THE FORT WORTH CLUB
                                 HORIZON ROOM
                              306 WEST 7TH STREET
                               FORT WORTH, TEXAS


PLEASE NOTE: IF YOU PLAN TO ATTEND THE 2001 ANNUAL MEETING OF SHAREHOLDERS, PLEASE MARK THE APPROPRIATE BOX ON THE REVERSE SIDE OF THE PROXY CARD.

It is important that your shares are represented at the meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card above in the enclosed postage-paid envelope, or to vote using the telephone voting instructions on the other side.

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